CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
4.250% Senior Notes due 2021	$400,000,000	103.50%	$414,000,000	$41,689.80
5.000% Senior Notes due 2027	$600,000,000	100.00%	$600,000,000	$60,420.00
Guarantees related to the 4.250% Senior Notes due 2021 (2)	—	—	—	—
Guarantees related to the 5.000% Senior Notes due 2027 (2)	—	—	—	—

(1)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-209598) filed by the registrants on February 19, 2016. Total registration fee is $102,109.80.
(2)	Guarantees of PulteGroup, Inc.’s 4.250% Senior Notes due 2021 and 5.000% Senior Notes due 2027 by certain of its direct and indirect wholly-owned subsidiaries. Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable with respect to the guarantees.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-209598

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 19, 2016)

$1,000,000,000

PulteGroup, Inc.

$400,000,000 4.250% Senior Notes due 2021

$600,000,000 5.000% Senior Notes due 2027

PulteGroup, Inc. is offering $400,000,000 aggregate principal amount of its 4.250% senior notes due 2021 (the “New 2021 senior notes” or the “2021 senior notes offered hereby”) and $600,000,000 aggregate principal amount of its 5.000% senior notes due 2027 (the “2027 senior notes” and, together with the New 2021 senior notes, the “senior notes”). The New 2021 senior notes will have the same terms (except for issue date and public offering price) and CUSIP number as, will be fully fungible for U.S. federal income tax purposes with, rank equally with and form a single series of debt securities (our senior notes of that series, the “2021 senior notes”) with, the 4.250% senior notes due 2021 that PulteGroup, Inc. issued on March 1, 2016 in an aggregate principal amount of $300.0 million. Unless otherwise expressly stated or the context otherwise requires, references to the 2021 senior notes include the New 2021 senior notes and the previously issued 2021 senior notes. Upon completion of the offering being made pursuant to this prospectus supplement, there will be $700.0 million aggregate principal amount of 2021 senior notes outstanding.

Interest on the New 2021 senior notes is payable in arrears on March 1 and September 1 of each year, beginning on September 1, 2016, and interest on the 2027 senior notes is payable in arrears on January 15 and July 15 of each year, beginning on January 15, 2017. The New 2021 senior notes will mature on March 1, 2021, and the 2027 senior notes will mature on January 15, 2027. We may redeem the senior notes of each series, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption prices described under the heading “Description of Senior Notes—Optional Redemption.” If a Change of Control Triggering Event (as defined herein) occurs with respect to the senior notes of any series, we may be required to offer to purchase the senior notes of such series from the holders thereof at a price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to, but not including, the Change of Control Payment Date (as defined herein), as described under the heading “Description of Senior Notes—Change of Control Offer.”

The senior notes will be the senior unsecured obligations of PulteGroup, Inc. The senior notes will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The senior notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The senior notes will be guaranteed on a senior basis by guarantees of certain of our direct and indirect wholly-owned homebuilding subsidiaries in the United States, including Pulte Home Corporation, Centex Homes and Del Webb Corporation.

The senior notes will not be listed on any securities exchange or included in any automated quotation system. The 2027 senior notes are a new issue of securities and there currently is no trading market for the 2027 senior notes.

Investing in the senior notes involves risks.  You should consider the risk factors that are described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and beginning on page S-8 of this prospectus supplement.

	Per New 2021 senior note	Total		Per 2027 senior note	Total
Public offering price	103.500%	$414,000,000	(1)	100.000%	$600,000,000	(2)
Underwriting discount	0.650%	$2,600,000		0.650%	$3,900,000
Proceeds to us before expenses	102.850%	$411,400,000	(1)	99.350%	$596,100,000	(2)

(1)	Plus accrued interest from March 1, 2016, the date of issuance of the $300.0 million aggregate principal amount of 2021 senior notes we previously issued.
(2)	Plus accrued interest from July 29, 2016, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these senior notes or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The senior notes are expected to be delivered through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear system, against payment in New York, New York, on or about July 29, 2016.

Joint Book-Running Managers

J.P. Morgan			BofA Merrill Lynch
BB&T Capital Markets	Citigroup	SunTrust Robinson Humphrey	Wells Fargo Securities

Co-Managers

Comerica Securities	Mizuho Securities	PNC Capital Markets LLC	US Bancorp
Fifth Third Securities	BNP PARIBAS	TD Securities	Ramirez & Co., Inc.

The date of this prospectus supplement is July 26, 2016.

You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus, or the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate as of the respective dates on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Each reference in this prospectus supplement to “PulteGroup,” “we,” “our” or “us” means PulteGroup, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. Each reference in this prospectus supplement and the accompanying prospectus to “senior indenture” means the indenture dated as of October 24, 1995 among PulteGroup, Inc. (formerly known as Pulte Corporation), certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to J.P. Morgan Trust Company, National Association, which was successor trustee to Bank One Trust Company, National Association, which was successor trustee to The First National Bank of Chicago), as amended by the indenture supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, May 17, 2006, September 15, 2009, February 8, 2016 and March 1, 2016. Each reference in this prospectus supplement to “indenture,” “Indenture” or “indenture governing the senior notes” means the senior indenture, as amended and supplemented by the indenture supplement thereto dated March 1, 2016 and an indenture supplement to be dated as of July 29, 2016.

S-i

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may provide to you in connection with this offering contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

•	interest rate changes and the availability of mortgage financing;

•	continued volatility in the debt and equity markets;

•	competition within the industries in which we operate;

•	the availability and cost of land and other raw materials used by us in our homebuilding operations;

•	the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the rate of growth in land spend;

•	the availability and cost of insurance covering risks associated with our businesses;

•	shortages and the cost of labor;

•	weather related slowdowns;

•	slow growth initiatives and/or local building moratoria;

•	governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities;

•	uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans;

•	the interpretation of or changes to tax, labor and environmental laws;

•	economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims;

•	our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities;

•	required accounting changes;

•	terrorist acts and other acts of war; and

•	other factors of national, regional and global scale, including those of a political, economic, business and competitive nature.

For a further discussion of these and other risks and uncertainties applicable to our businesses and the senior notes offered hereby, see the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described under “Where You Can Find More Information and Incorporation by Reference.”

S-ii

We face additional risks and uncertainties not presently known to us or that we currently believe to be immaterial. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements, which speak only as of the respective dates these statements were made. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not intended to be a complete description of the matters covered in this prospectus supplement and the accompanying prospectus and is subject, and qualified in its entirety by reference, to the more detailed information and financial statements included or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information you should consider before deciding whether to purchase the senior notes offered hereby. You should read in their entirety this prospectus supplement, the accompanying prospectus and the documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

PulteGroup

We are a Michigan corporation organized in 1956. We are one of the largest homebuilders in the United States (the “U.S.”). While our subsidiaries engage primarily in the homebuilding business, we also engage in the financial services business.

Homebuilding, our core business, includes the acquisition and development of land primarily for residential purposes within the U.S. and the construction of housing on such land. Homebuilding offers a broad product line to meet the needs of homebuyers in our targeted markets. Through our brands, which include Pulte Homes, Centex, Del Webb, Divosta Homes and John Wieland Homes and Neighborhoods, we offer a wide variety of home designs, including single-family detached, townhouses, condominiums, and duplexes at different prices and with varying levels of options and amenities to our major customer groups: first-time, move-up, and active adult. Over our history, we have delivered over 655,000 homes.

We conduct our financial services business, which includes mortgage and title operations, through Pulte Mortgage LLC (“Pulte Mortgage”) and other subsidiaries. Pulte Mortgage arranges financing through the origination of mortgage loans primarily for the benefit of our homebuyers. We are a lender approved by the Federal Housing Authority and Department of Veterans Affairs and are a seller/servicer approved by Government National Mortgage Association, Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), and other investors. In our conventional mortgage lending activities, we follow underwriting guidelines established by Fannie Mae, Freddie Mac, and private investors. We believe that our customers’ use of our in-house mortgage and title operations provides us with a competitive advantage by enabling more control over the quality of the overall home buying process for our customers while also helping us align the timing of the house construction process with our customers’ financing needs.

Our executive offices are located at 3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326, and our telephone number is (404) 978-6400. Our website is located at www.pultegroupinc.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the senior notes, see “Description of Senior Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this section, “PulteGroup,” “we,” “us” and “our” refer only to PulteGroup, Inc. and not any of its subsidiaries.

Issuer	PulteGroup, Inc., a Michigan corporation.

Notes Offered	$1,000,000,000 in aggregate principal amount of senior notes, consisting of:

•	$400,000,000 aggregate principal amount of 2021 senior notes; and

•	$600,000,000 aggregate principal amount of 2027 senior notes.

The 2021 senior notes offered hereby will have the same terms (except for issue date and public offering price) and CUSIP number as, will be fully fungible for U.S. federal income tax purposes with, rank equally with and form a single series of debt securities with, the 2021 senior notes that PulteGroup, Inc. issued on March 1, 2016 in an aggregate principal amount of $300.0 million. Upon completion of the offering being made by this prospectus supplement, there will be $700.0 million aggregate principal amount of 2021 senior notes outstanding.

Interest Rates	New 2021 senior notes: 4.250% per annum

2027 senior notes: 5.000% per annum

Maturity Dates	New 2021 senior notes: March 1, 2021.

2027 senior notes: January 15, 2027.

Interest Payment Dates	Interest on the New 2021 senior notes is payable semi-annually in cash in arrears on each March 1 and September 1 of each year, beginning September 1, 2016, to holders of record on the February 15 or August 15 preceding the relevant interest payment date. Interest on the 2027 senior notes is payable semi-annually in cash in arrears on each January 15 and July 15 of each year, beginning January 15, 2017, to holders of record on the January 1 or July 1 preceding the relevant interest payment date.

Interest Calculations	Based on a 360-day year of twelve 30-day months.

Ranking

The senior notes will be our senior unsecured obligations. The senior notes will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness, including indebtedness under our outstanding senior notes issued under the senior indenture, our $750.0 million senior unsecured revolving credit facility (our “Revolving Credit Facility”) and our $500.0 million senior unsecured term loan facility (our “Term Loan Facility”). The senior notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The senior notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries that are not then guaranteeing the senior notes. See “Description of Senior Notes—Guarantees.” See also “Risk Factors—Because the senior notes are structurally subordinated to the obligations of our non-guarantor subsidiaries, your ability to receive payments on the senior notes may be adversely affected to the extent particular subsidiaries are not guaranteeing the senior notes at a time when you become entitled to repayment” and “Risk Factors—Your right to receive payments on the senior notes or the guarantees is effectively subordinated to the rights of secured creditors.”

As of June 30, 2016, we had $2.8 billion total aggregate principal amount of indebtedness outstanding, which included $206.8 million of indebtedness (all constituting secured indebtedness) of our subsidiaries. Of this amount, $189.6 million aggregate principal amount was indebtedness of subsidiaries that will not be guaranteeing the senior notes when they are issued. As of June 30, 2016, we had no borrowings outstanding, $227.2 million of letters of credit issued and available borrowing capacity of $522.8 million under our Revolving Credit Facility. On July 6, 2016, we repaid $100.0 million of borrowings under our Term Loan Facility, reducing the outstanding borrowings under our Term Loan Facility from $500.0 million to $400.0 million.

Guarantees	Payment of principal of, premium, if any, and interest on each series of the senior notes will be irrevocably and unconditionally guaranteed on a senior basis, jointly and severally (the “Guarantees”), by certain of our direct and indirect wholly-owned homebuilding subsidiaries in the United States (the “Guarantors”), including Pulte Home Corporation, Centex Homes and Del Webb Corporation. Each Guarantee will be a senior unsecured obligation of the Guarantor issuing such Guarantee and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of such Guarantor, including any indebtedness arising from such Guarantor’s guarantees of our outstanding senior notes issued under the senior indenture or otherwise and indebtedness under our Revolving Credit Facility and our Term Loan Facility. Each Guarantee will be effectively subordinated to the secured indebtedness of the related Guarantor to the extent of the value of the assets of such Guarantor securing such indebtedness. We have no obligation under the Indenture to add any additional guarantors of the senior notes. As of June 30, 2016, the Guarantors had $17.2 million of senior indebtedness outstanding (all constituting senior secured indebtedness).

Optional Redemption	The 2021 senior notes are redeemable at our option at any time or from time to time prior to February 1, 2021, and the 2027 senior notes are redeemable at our option at any time or from time to time prior to October 15, 2026 in each case either in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the senior notes of the applicable series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes of the applicable series to be redeemed (exclusive of accrued and unpaid interest to, but not including, the applicable redemption date) that would be due if the senior notes of such series matured on February 1, 2021 in the case of the 2021 senior notes or October 15, 2026 in the case of the 2027 senior notes, discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (0.500%) in the case of the 2021 senior notes or 50 basis points (0.500%) in the case of the 2027 senior notes, plus, in the case of both clauses (i) and (ii) above, accrued and unpaid interest to, but not including, the applicable redemption date.

On and after February 1, 2021, we may at our option redeem the 2021 senior notes, and on and after October 15, 2026 we may at our option redeem the 2027 senior notes, in each case at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the senior notes of the applicable series to be redeemed, plus accrued and unpaid interest to, but not including, the applicable redemption date.

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined under “Description of Senior Notes—Change of Control Offer”) occurs with respect to the senior notes of any series, then, unless we have exercised our right to redeem all of the outstanding senior notes of such series as described under “Description of Senior Notes—Optional Redemption,” we must offer to purchase the senior notes of such series at a price in cash equal to 101% of the principal amount of such senior notes, plus any accrued and unpaid interest to, but not including the applicable Change of Control Payment Date (as defined herein).

Form and Denominations	Each series of senior notes will be issued in book-entry form and will be represented by one or more global notes that will be deposited with the trustee, as custodian for DTC. Each global note will be registered in the name of DTC or its nominee. Beneficial interests in any series of senior notes will be shown on, and transfers will be effected only through, records maintained by DTC and its participants, and the beneficial interests in any series of senior notes may not be exchanged for definitive senior notes of such series, except in limited circumstances. The senior notes of each series will be issued in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Senior Notes—Book-Entry, Delivery and Settlement.”

Use of Proceeds	We estimate that we will receive net proceeds from the offering (excluding the accrued interest component of the proceeds from the New 2021 senior notes), after deducting the underwriting discount and before offering expenses, of $1,007,500,000. We intend to use the net proceeds of the offering to repay the remaining $400.0 million of borrowings outstanding under our Term Loan Facility, to repay any borrowings outstanding under our Revolving Credit Facility and for general corporate purposes, which may include share repurchases, repayment of other indebtedness and acquisition and development of land.

Conflicts of Interest	Affiliates of certain of the underwriters are lenders under our Term Loan Facility and Revolving Credit Facility and will receive a portion of the net proceeds from this offering used to repay the outstanding borrowings under our Term Loan Facility and our Revolving Credit Facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

No Limit on Debt	The indenture governing the senior notes does not limit the amount of debt that we may issue or provide holders any protection should we be involved in a highly leveraged transaction.

Certain Covenants	The indenture governing the senior notes contains covenants that, among other things, will limit our ability and the ability of our Restricted Subsidiaries (as defined under “Description of Senior Notes—Certain Definitions”):

•	issue, incur, assume or guarantee certain additional secured indebtedness; and

•	engage in sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Senior Notes—Certain Covenants.”

No Listing; Trading	The senior notes will not be listed on any securities exchange or included in any automated quotation system. The 2027 senior notes will be a new issuance of securities for which there is currently no trading market.

Voting; Further Issuances	Each series of senior notes constitutes a separate series of debt securities under the senior indenture. Subject to certain limited actions that may be taken and certain limited rights that may be exercised by each series of senior notes voting as a single class, actions that may be taken or rights that may be exercised by holders of debt securities issued under the senior indenture may generally only be exercised by the action of holders of a specified percentage in aggregate principal amount of all the debt securities outstanding under the senior indenture. See the provisions described in the accompanying prospectus under “Description of Debt Securities—Modification and Waivers.”

We may, from time to time, without notice to or consent of the holders or beneficial owners of the senior notes of any series, “reopen” a series of senior notes by issuing additional senior notes of that series having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue) as the senior notes of that series offered hereby or previously issued. We will not, however, issue such additional senior notes of any series with the same CUSIP number as the senior notes of that series offered hereby if they are not fungible for U.S. federal income tax purposes with the senior notes of that series. Any such additional notes will constitute part of the same series as the corresponding series of senior notes offered hereby.

Governing Law	State of New York.

Risk Factors	Investing in the senior notes involves significant risks. You should carefully consider the information set forth under “Risk Factors” on page S-8 of this prospectus supplement, as well as the risk factors contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which have been filed with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the senior notes.

Selected Consolidated Financial Information

The following table contains selected consolidated financial data and is qualified by the more detailed consolidated financial statements and related notes of PulteGroup incorporated herein by reference. The balance sheet data as of December 31, 2015, 2014, 2013, 2012 and 2011 and the income statement data for each of the fiscal years ended December 31, 2015, 2014, 2013, 2012 and 2011 are derived from the audited consolidated financial statements of PulteGroup. The balance sheet data as of June 30, 2015 and 2016 and the income statement data for the six months ended June 30, 2015 and 2016 are not audited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of such periods. The following selected historical financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto contained in our annual report on Form 10-K for the fiscal year ended December 31, 2015 and our quarterly report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated herein by reference.

`	Year Ended December 31,					Six Months Ended June 30,
	2015	2014	2013	2012	2011	2016	2015
						(Unaudited)	(Unaudited)
	(Dollars in thousands, except average sales prices)
Income Statement Data:
Revenues:
Homebuilding	$5,841,211	$5,696,725	$5,538,644	$4,659,110	$4,033,596	$3,153,562	$2,355,237
Financial Services	140,753	125,638	140,951	160,888	103,094	78,930	58,352

Total revenues	5,981,964	5,822,363	5,679,595	4,819,998	4,136,690	3,232,492	2,413,589

Pre-tax income (loss):
Homebuilding	757,317	635,177	479,113	157,991	(275,830)	280,979	248,387
Financial Services	58,706	54,581	48,709	25,563	(34,470)	26,814	15,044

Total pre-tax income (loss)	816,023	689,758	527,822	183,554	(310,300)	307,793	263,431
Income tax expense (benefit)	321,933	215,420	(2,092,294)	(22,591)	(99,912)	106,733	105,136

Net income (loss)	$494,090	$474,338	$2,620,116	$206,145	$(210,388)	$201,060	$158,295

Balance Sheet Data:
Assets:
Homebuilding(a)	$8,447,907	$8,148,445	$8,406,469	$6,385,463	$6,597,821	$9,071,931	$7,815,999
Financial Services	508,989	420,965	327,674	348,946	287,799	435,125	341,957

Total assets	$8,956,896	$8,569,410	$8,734,143	$6,734,409	$6,885,620	$9,507,056	$8,157,956

Liabilities:
Financial Services debt	267,877	140,241	105,664	138,795	—	189,557	119,271

Total liabilities(a)	$4,197,571	$3,764,456	$4,085,191	$4,544,793	$4,947,005	$4,688,939	$3,551,697

Shareholders’ equity	$4,759,325	$4,804,954	$4,648,952	$2,189,616	$1,938,615	$4,818,117	$4,606,259

Summary of Operating and Other Financial Data:
Ratio of earnings to fixed charges(b):	7.3	6.4	4.9	2.0	— (c)	4.6	4.9
Homebuilding in the United States:
Unit closings	17,127	17,196	17,766	16,505	15,275	8,717	7,109
Average sales price	$338,000	$329,000	$305,000	$276,000	$259,000	$361,000	$328,000
Backlog of sales contracts — units	6,731	5,850	5,772	6,458	3,924	9,679	8,998
Backlog of sales contracts — dollar value	$2,456,565	$1,943,861	$1,901,796	$1,931,538	$1,059,649	$3,749,299	$3,087,862

(a)	We adopted ASU 2015-03 in January 2016. As a result, $10.3 million of debt issuance costs at December 31, 2015 were reclassified from other assets to a reduction in senior notes.
(b)	The ratios of earnings to fixed charges set forth above are computed on a consolidated basis. Fixed charges are comprised of interest incurred, which includes imputed interest associated with the guaranteed debt of our 50% or less owned affiliates, as well as a portion of rent expense, which represents the estimated interest factor and amortization of debt expense.
(c)	Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges. Additional earnings of $338.4 million would have been necessary to bring the ratio to 1.0.

RISK FACTORS

Investing in the senior notes involves certain risks. Before investing in the senior notes, you should consider carefully the risks and uncertainties described below, as well as the risks and uncertainties set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus and may be obtained as described under “Where You Can Find More Information and Incorporation by Reference,” as well as the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference herein, and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in the senior notes. In addition, the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties. We refer you to the “Special Notes Concerning Forward-Looking Statements” section of this prospectus supplement and the accompanying prospectus for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q referred to above and the risks described elsewhere in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

The indenture that governs the senior notes does not restrict our ability to incur additional indebtedness, including certain secured indebtedness, which could make our debt securities more risky in the future.

As of June 30, 2016, our consolidated indebtedness was approximately $2.8 billion. In addition to the substantial amount of our outstanding indebtedness and the indebtedness to be incurred by issuing the senior notes, we may incur substantial additional indebtedness in the future, including under our Revolving Credit Facility or through public or private offerings of debt securities. As of June 30, 2016, we had $522.8 million of available borrowing capacity under our Revolving Credit Facility. The indenture that governs the senior notes does not restrict our ability or the ability of our subsidiaries to incur additional indebtedness. If we incur certain secured indebtedness we would be required to equally and ratably secure the senior notes with such secured indebtedness. See “Description of Senior Notes—Certain Covenants—Restrictions on Secured Debt.” The degree to which we incur additional debt could have important consequences to holders of the senior notes, including:

•	limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, acquisitions, share repurchases, debt service requirements or other purposes;

•	requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

•	limiting our flexibility to plan for, or react to, changes in our business and our industry;

•	making us more indebted than some of our competitors, which may place us at a competitive disadvantage;

•	making us more vulnerable to a downturn in our business, to competitive pressures and to adverse changes in general economic and industry conditions; and

•	to the extent such indebtedness is secured indebtedness, the senior notes would be effectively subordinated to such secured indebtedness to the extent of the value of the assets securing such indebtedness.

Because the senior notes are structurally subordinated to the obligations of our non-guarantor subsidiaries, your ability to receive payments on the senior notes may be adversely affected to the extent particular subsidiaries are not guaranteeing the senior notes at a time when you become entitled to repayment.

Substantially all of our operating assets are held by our subsidiaries and, therefore, we are primarily dependent on the earnings and cash flows of our subsidiaries to meet our debt service obligations. Our right to receive any assets of any of our subsidiaries upon the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of that subsidiary (and, as a result, the right of the holders of the senior notes to participate in those assets solely through us) will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, and preferred stock holders, except to the extent that we are a creditor of that subsidiary; holders of the senior notes will only have a direct right to participate in any such distribution of the assets of any of our subsidiaries if such subsidiary is a Guarantor of the senior notes. Accordingly, unless a subsidiary of ours is guaranteeing the senior notes as described under “Description of Senior Notes—Guarantees,” holders of any indebtedness or preferred stock of that subsidiary and other creditors of that subsidiary, including trade creditors, will have claims on the assets of that subsidiary that are prior to the claims of the holders of the senior notes. When the senior notes are issued, some, but not all, of our subsidiaries will be guaranteeing the senior notes, as described under “The Guarantors.” As such, when the senior notes are issued, they will be structurally subordinated to the debt, preferred stock and other obligations of our subsidiaries that do not guarantee the senior notes. The indenture governing the senior notes does not prohibit any of our subsidiaries from incurring additional debt (including additional secured debt subject, in certain cases, to the senior notes being equally and ratably secured) or other liabilities.

As of June 30, 2016, our subsidiaries had $206.8 million of indebtedness outstanding (all constituting secured indebtedness). Of this amount, $189.6 million of secured indebtedness was indebtedness of subsidiaries that will not be guaranteeing the senior notes when they are issued.

Your right to receive payments on the senior notes or the guarantees is effectively subordinated to the rights of secured creditors.

Neither the senior notes nor the guarantees will be secured by any of our assets or any of our subsidiaries’ assets. Therefore, the senior notes will be effectively subordinated in right of payment to our secured indebtedness to the extent of the value of the assets securing that indebtedness. Likewise, each guarantee will be effectively subordinated in right of payment to the secured indebtedness of its Guarantor to the extent of the value of the assets securing that indebtedness. Our assets and the assets of the Guarantors securing indebtedness will be subject to the prior claims of our and the Guarantors’ secured creditors, respectively. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or winding up, our assets that secure debt will be available to pay our other obligations, including the senior notes, only after all debt secured by those assets had been repaid in full. In such insolvency situations, the assets of a Guarantor that secure debt will be available to pay the Guarantor’s other obligations, including the guarantees, only after all debt secured by those assets had been repaid in full. There can be no assurance that any of our assets or the assets of such Guarantor will remain following the application to pay such secured debt and, if there are any remaining assets, holders of senior notes will participate in such assets ratably with all remaining unsecured creditors, including trade creditors.

As of June 30, 2016, PulteGroup, Inc. had no secured indebtedness outstanding, and the Guarantors had $17.2 million of secured indebtedness outstanding.

The negative covenants in the indenture governing the senior notes provide limited protection to the holders of the senior notes and may not protect your investment.

The indenture governing the senior notes contains covenants limiting our ability and the ability of the Guarantors and certain of our other subsidiaries to incur indebtedness secured by certain security interests and to enter into certain sale and lease-back transactions, and limiting our ability and the ability of the Guarantors and such other subsidiaries, to consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person unless certain conditions specified in the indenture are satisfied. The covenants contain significant exceptions and limitations and therefore may not protect your investment. For example, the covenants do not prohibit us or our subsidiaries from incurring additional unsecured debt. See “Description of Senior Notes—Certain Covenants.”

Furthermore, the indenture for the senior notes does not prohibit us from engaging in many types of transactions, including certain acquisitions, refinancings, recapitalizations or other similar transactions that could increase the total amount of our indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the market value of the senior notes. In addition, the indenture governing the senior notes will not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the senior notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	restrict our subsidiaries’ ability to issue securities or incur indebtedness and other liabilities that are senior in right of payment to our equity interests in our subsidiaries, which is of particular relevance with respect to our subsidiaries that are not guaranteeing the senior notes;

•	restrict our ability to repay other indebtedness; or

•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common shares or other securities ranking junior to the senior notes.

We may not be able to repurchase all of the senior notes of any series upon a Change of Control Triggering Event.

As described under “Description of Senior Notes—Change of Control Offer,” if a Change of Control Triggering Event (as defined herein) occurs with respect to the senior notes of any series, then, unless we have exercised our right to redeem all of the outstanding senior notes of such series, we must offer to repurchase the senior notes of such series at a price in cash equal to 101% of the principal amount of such senior notes, plus any accrued and unpaid interest to, but not including, the Change of Control Payment Date (as defined herein). If we were so required to repurchase the senior notes of any series, we cannot assure you that we would have sufficient financial resources available, or that we would be able to arrange sufficient financing, to satisfy our obligation to repurchase the senior notes of such series and to prepay any other then existing indebtedness of ours that we may be required to prepay due to a similar provision relating to a change of control. Our failure to repurchase the senior notes of any series when due would constitute a default under the indenture governing the senior notes and, under cross-default provisions, could also result in defaults or events of default with respect to other indebtedness of ours that is currently outstanding or that we may incur in the future and allow the holders of any such other indebtedness to demand immediate repayment of such indebtedness. Likewise, events similar to a Change of Control (as defined herein) or Change of Control Triggering Event constitute or may constitute defaults or events of default under other existing or future indebtedness of ours and the occurrence of these events may permit the lenders to demand immediate repayment of such indebtedness or require that we offer to repurchase or repay such indebtedness. We cannot assure you that we would have sufficient financial resources available, or that we would be able to arrange sufficient financing, to repay or repurchase any such indebtedness under those circumstances. Accordingly, the occurrence of a Change of Control Triggering Event with respect to one or both series of senior notes, or the occurrence of a change of control or similar event under any other debt instruments of ours, could have a material adverse effect on our liquidity and financial condition and on the market value of the senior notes.

The Change of Control Triggering Event provisions of the senior notes of each series may not provide protection in the event of certain transactions or in certain other circumstances.

The provisions of the senior notes of each series requiring us to make an offer to repurchase the senior notes of such series upon the occurrence of a Change of Control Triggering Event with respect to that series as described under “Description of Senior Notes—Change of Control Triggering Event” may not provide holders of senior notes of such series protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that might adversely affect holders of senior notes. In particular, any such transaction may not give rise to a Change of Control Triggering Event with respect to the senior notes of any series, in which case we would not be required to make an offer to repurchase the senior notes of that series. Except as described under “Description of Senior Notes—Change of Control Offer,” neither the senior notes of any series nor the indenture contain provisions that permit holders of senior notes of any series to require us to repurchase or repay the senior notes of such series in the event of a reorganization, restructuring, merger or similar transaction involving us or any of our subsidiaries.

In addition, clause (1) of the definition of Change of Control appearing below under the caption “Description of Senior Notes—Change of Control Offer” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of “all or substantially all” of our asset and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to make an offer to repurchase the senior notes of any series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, may be uncertain.

More generally, courts interpreting change of control provisions under New York law (which is the governing law of the indenture governing the senior notes) have not provided a clear and consistent meaning of such change of control provisions, and no assurance can be given as to how or if a court would enforce the Change of Control Triggering Event provisions applicable to the senior notes or how those provisions would be impacted were we to become a debtor in a bankruptcy case.

Federal and state fraudulent transfer laws may permit a court to void the guarantees and if that occurs, you may not receive any payments on the senior notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the incurrence of a guarantee of the senior notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, such guarantee could be voided as a fraudulent transfer or conveyance if the Guarantor (a) incurred the guarantee with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and, in the case of (b) only, one of the following is also true at the time thereof:

•	such Guarantor was insolvent or rendered insolvent by reason of the issuance of the incurrence of the guarantee;

•	the incurrence of the guarantee left such Guarantor with an unreasonably small amount of capital or assets to carry on its business;

•	such Guarantor intended to, or believed that it would, incur debts beyond its ability to pay as they mature; or

•	such Guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the senior notes. We cannot be certain as to the standards a court would use to determine whether or not a Guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether a guarantee would be subordinated to a Guarantor’s other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

The guarantees of the senior notes will contain a provision to limit each Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. However, under recent case law, this provision may not be effective to protect such guarantee from being voided under fraudulent transfer law or otherwise determined to be unenforceable. If a court were to find that the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under that guarantee, could subordinate that guarantee to presently existing and future indebtedness of the Guarantor or could require the holders of the senior notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the senior notes.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the guarantees to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of senior notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of senior notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

There may not be an active trading market for either series of the senior notes.

The 2027 senior notes is a new issue of securities for which there is no trading market. The New 2021 senior notes will have the same CUSIP number as, and will be fungible for U.S. federal income tax purposes with, the $300.0 million aggregate principal amount of 2021 senior notes that we issued on March 1, 2016. We do not intend to apply for listing of the senior notes of either series on any securities exchange or any automated quotation system. Although the senior notes will not be listed on any securities exchange or on any automated dealer quotation system, the underwriters currently make a market in the 2021 senior notes and the underwriters may make a market in the 2027 senior notes and may continue to make a market in the 2021 senior notes, in each case after completion of the offering, but will not be obligated to do so, and may discontinue any market-making activities at any time without notice. There can be no assurance that a trading market for the 2027 senior notes will ever develop or will be maintained or that the trading market for the 2021 senior notes will be maintained. Further, there can be no assurance as to the liquidity of the trading market for the 2021 senior notes or any market that may develop for the senior notes, whether you will be able to sell the senior notes or the prices at which you may be able to sell the senior notes. Even if a market exists, the senior notes of either series could trade at prices which may be lower than the initial offering price of the senior notes of that series. Future trading prices of the senior notes of either series will depend on many factors, including, among other things:

•	the time remaining to the maturity of the applicable series of senior notes;

•	the outstanding principal amount of the applicable series of senior notes;

•	prevailing interest rates and economic conditions;

•	our financial condition and results of operations;

•	our prospects and prospects for companies in our industry generally;

•	the then-current credit ratings assigned to our securities; and

•	the market for similar securities.

If the credit ratings of the senior notes are lowered or withdrawn, the market value of the senior notes could decrease.

Any credit ratings that are applied to the senior notes only address the likelihood of the timely payment of interest and the ultimate repayment of principal of the senior notes pursuant to their respective terms. Credit ratings are limited in scope, and do not purport to address all risks relating to an investment in the senior notes, but rather reflect only the view of each rating agency at the time the rating is issued. Credit ratings are not recommendations to buy, sell or hold securities, inasmuch as the rating does not comment as to market price or suitability for a particular investor. These ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency or placed on a so-called “watch-list” for a possible downgrade or assigned a negative ratings outlook if in such rating agency’s judgment circumstances so warrant. The assignment by a rating agency of a rating on the senior notes lower than the rating expected by investors or actual or anticipated changes or downgrades in our credit ratings, including announcements that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, either series of the senior notes and also increase our borrowing costs.

We may choose to redeem the senior notes prior to maturity.

We may exercise our right to redeem the senior notes of either or both series prior to maturity in accordance with the terms described under “Description of Senior Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the senior notes being redeemed.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the offering (excluding the accrued interest component of the proceeds from the New 2021 senior notes), after deducting the underwriting discount and before offering expenses, of $1,007,500,000. We intend to use the net proceeds of the offering to repay the remaining $400.0 million of borrowings outstanding under our Term Loan Facility, to repay any borrowings outstanding under our Revolving Credit Facility and for general corporate purposes, which may include share repurchases, repayment of other indebtedness and acquisition and development of land.

Affiliates of certain of the underwriters are lenders under our Term Loan Facility and Revolving Credit Facility and will receive a portion of the net proceeds from this offering used to repay the outstanding borrowings under our Term Loan Facility and our Revolving Credit Facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six months Ended	Year Ended December 31,
	June 30, 2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges (a)	4.6	7.3	6.4	4.9	2.0	—	(b)

(a)	The ratios of earnings to fixed charges set forth above are computed on a consolidated basis. Fixed charges are comprised of interest incurred, which includes imputed interest associated with the guaranteed debt of our 50% or less owned affiliates, as well as a portion of rent expense, which represents the estimated interest factor and amortization of debt expense.
(b)	Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges. Additional earnings of $338.4 million would have been necessary to bring the ratio to 1.0.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2016 on an actual basis and as adjusted to give effect to (1) our repayment of $100.0 million of borrowings under our Term Loan Facility on July 6, 2016, reducing the outstanding borrowings from $500.0 million to $400.0 million, (2) borrowings of approximately $112.0 million under our Revolving Credit Facility and (3) the issuance and sale of the senior notes and the application of the net proceeds of this offering (excluding the accrued interest component of the proceeds from the New 2021 senior notes) as described under “Use of Proceeds.” This table should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and related notes and other financial information that we have incorporated herein by reference.

	As of June 30, 2016
	Actual	As Adjusted
	(Unaudited, in thousands)
Cash and equivalents	$229,187	$736,687

Indebtedness:
Long-term debt
Revolving Credit Facility	—	—
Term Loan Facility(1)	500,000	—
Existing Senior Notes(1)	2,123,000	2,123,000
Senior Notes offered hereby(1)	—	1,000,000

Total debt	$2,623,000	$3,123,000

Shareholders’ equity:
Common stock	$3,438	$3,438
Additional paid-in capital	3,115,041	3,115,041
Accumulated other comprehensive loss	(568)	(568)
Retained earnings	1,700,206	1,700,206

Total shareholders’ equity	$4,818,117	$4,818,117

Total capitalization	$7,441,117	$7,941,117

(1)	Amount presented represents aggregate principal amount outstanding.

THE GUARANTORS

The senior notes are being guaranteed by certain of our direct and indirect wholly-owned homebuilding subsidiaries in the United States (including Pulte Home Corporation, Centex Homes, Del Webb Corporation and all of their respective homebuilding subsidiaries in the United States), including: Anthem Arizona, L.L.C.; Centex Construction of New Mexico, LLC; Centex Development Company, L.P.; Centex Homes; Centex Homes of California, LLC; Centex Homes, LLC; Centex International II, LLC; Centex LLC; Centex Real Estate Construction Company; Centex Real Estate Corporation; Del Webb California Corp.; Del Webb Communities, Inc.; Del Webb Communities of Illinois, Inc.; Del Webb Corporation; Del Webb Home Construction, Inc.; Del Webb Limited Holding Co.; Del Webb Southwest Co.; Del Webb Texas Limited Partnership; Del Webb’s Coventry Homes Construction Co.; Del Webb’s Coventry Homes, Inc.; Del Webb’s Coventry Homes of Nevada, Inc.; DiVosta Building, LLC; DiVosta Homes Holdings, LLC; DiVosta Homes, L.P.; DW Homebuilding Co.; Nomas LLC; PH1 Corporation; PH3 Corporation; PH4 Corporation; PH 19 Corporation; PN II, Inc.; Potomac Yard Development LLC; Preserve II, Inc.; Pulte Arizona Services, Inc.; Pulte Building Systems Holding Company, LLC.; Pulte Communities NJ, Limited Partnership; Pulte Development Corporation; Pulte Development New Mexico, Inc.; Pulte Home Corporation; Pulte Home Corporation of the Delaware Valley; Pulte Homes of Greater Kansas City, Inc.; Pulte Homes of Indiana, LLC; Pulte Homes of Michigan LLC; Pulte Homes of Minnesota LLC; Pulte Homes of New England LLC; Pulte Homes of New Mexico, Inc.; Pulte Homes of New York LLC; Pulte Homes of NJ, Limited Partnership; Pulte Homes of Ohio LLC; Pulte Homes of PA, Limited Partnership; Pulte Homes of St. Louis, LLC; Pulte Homes of Texas, L.P.; Pulte Homes Tennessee, Inc.; Pulte Homes Tennessee Limited Partnership; Pulte Land Company, LLC; Pulte Nevada I LLC.; Pulte Payroll Corporation; Pulte Realty Holdings, Inc.; Pulte Realty Limited Partnership; Pulte Texas Holdings, LLC; Pulte/BP Murrieta Hills, LLC; RN Acquisition 2 Corp.; Terravita Home Construction Co.; and Wil Corporation. We have no obligation under the Indenture to add any additional guarantors of the senior notes.

Each Guarantor will irrevocably and unconditionally guarantee our obligations under each series of senior notes, jointly and severally on a senior basis, subject to such guarantee not constituting or resulting in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, in which case, the liability of such Guarantor under its guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor (which generally consists of indebtedness and other obligations of such Guarantor, including trade payables), permissible under applicable fraudulent conveyance or similar law. For certain financial information relating to the Guarantors see Note 13 of the Notes to Consolidated Financial Statements for the year ended December 31, 2015, as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, Note 9 of the Notes to Condensed Consolidated Financial Statements for the quarter ended March 31, 2016, as set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and Note 9 of the Notes to Condensed Consolidated Financial Statements for the quarter ended June 30, 2016, as set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The executive offices of the Guarantors, other than Pulte Realty Holdings, Inc. and Pulte Realty Limited Partnership are located at 3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326, telephone: (404) 978-6400; the executive offices of Pulte Realty Holdings, Inc. and Pulte Realty Limited Partnership are located at 100 Bloomfield Hills Parkway, Suite 100, Bloomfield Hills, Michigan 48304, telephone: (248) 644-7300.

DESCRIPTION OF SENIOR NOTES

The following description of some of the particular terms of the senior notes augments, and to the extent inconsistent replaces, the description of some of the general terms and provisions of our debt securities and the senior indenture under “Description of Debt Securities” in the accompanying prospectus. The following description is only a summary of selected provisions of the Indenture (as defined below). The summary below, and the description of some of the general terms and provisions of our debt securities and the senior indenture contained in the accompanying prospectus, are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Indenture and the senior notes. Copies of the Indenture are available to prospective purchasers of the senior notes upon request made to the underwriters. You should read the Indenture for a complete statement of the provisions that may be important to you. This “Description of Senior Notes” section contains definitions of certain terms, including the definitions under the caption “—Certain Definitions.” Defined terms used in this “Description of Senior Notes” section apply only to this section and not, unless otherwise indicated, to any other section of this prospectus supplement. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture.

References in this section to “PulteGroup,” “we,” “our” or “us” and similar references mean PulteGroup, Inc., excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

General

We will issue the additional $400,000,000 aggregate principal amount of our 2021 senior notes (the “New 2021 senior notes” or the “2021 senior notes offered hereby”) and the 5.000% senior notes due 2027 (the “2027 senior notes” and, together with the New 2021 senior notes, the “senior notes”) under the indenture dated as of October 24, 1995 among PulteGroup, Inc. (formerly known as Pulte Corporation), certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A. (the “trustee,” as successor trustee to J.P. Morgan Trust Company, National Association, which was successor trustee to Bank One Trust Company, National Association, which was successor trustee to The First National Bank of Chicago), as amended and supplemented by the indenture supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, May 17, 2006, September 15, 2009, February 8, 2016 and March 1, 2016, and as to be amended and supplemented by an indenture supplement thereto to be dated as of July 29, 2016 (collectively, the “Indenture”).

The New 2021 senior notes, together with the $300.0 million aggregate principal amount of 2021 senior notes that we issued on March 1, 2016, will constitute a single series of debt securities under the Indenture and will mature on March 1, 2021. Unless otherwise expressly stated or the context otherwise requires, references to the 2021 senior notes include the New 2021 senior notes and such previously issued senior notes. Upon completion of the offering being made by this prospectus supplement, there will be $700.0 million aggregate principal amount of 2021 senior notes outstanding. The 2027 senior notes will constitute a separate series of debt securities under the Indenture, will be initially limited to $600,000,000 aggregate principal amount and will mature on January 15, 2027. Each series of senior notes will be guaranteed by certain of our direct and indirect wholly-owned U.S. homebuilding subsidiaries. See “The Guarantors” and “—Guarantees.”

We may, from time to time, without notice to or consent of the holders or beneficial owners of the senior notes of any series, “reopen” a series of senior notes by issuing additional senior notes of that series having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue) as the senior notes of that series offered hereby or previously issued. We will not, however, issue such additional senior notes of any series with the same CUSIP number as the senior notes of that series offered hereby if they are not fungible for U.S. federal income tax purposes with the senior notes of that series. Any such additional senior notes will constitute part of the same series as the corresponding series of senior notes offered hereby.

The senior notes of each series will be issued in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of senior notes will be issued in book-entry form and will be represented by one or more global notes that will be deposited with the trustee, as custodian for The Depository Trust Company (“DTC”). Each global note will be registered in the name of DTC or its nominee. Beneficial interests in any series of senior notes will be shown on, and transfers will be effected only through, records maintained by DTC and its participants, and the beneficial interests in any series of senior notes may not be exchanged for definitive senior notes of such series, except in limited circumstances. Unless and until it is exchanged in whole or in part for securities in definitive form, a global note may not be transferred except in whole to a nominee of DTC for such global note, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. See “—Book-Entry, Delivery and Settlement.”

The senior notes will not be entitled to the benefit of any sinking fund. Except to the limited extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus and except as provided below under “—Change of Control Offer,” the Indenture does not contain any provisions which are intended to protect holders of senior notes in the event of a change of control of PulteGroup or a highly leveraged transaction (whether or not relating to a change of control) involving PulteGroup.

The Indenture will not limit the incurrence of unsecured debt by us or any of our subsidiaries. In addition, the Indenture will not require us to maintain any financial ratios or restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common shares or other securities ranking junior to the senior notes.

Ranking of the Senior Notes

The senior notes will be our senior unsecured obligations. The senior notes will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness, including our outstanding senior notes issued under the Indenture or otherwise (our “Existing Senior Notes”) and indebtedness under our Bank Credit Facility (as defined under “—Certain Definitions” below). The senior notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The senior notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries that are not then guaranteeing the senior notes.

Interest

The New 2021 senior notes will bear interest at a rate of 4.250% per annum. Interest on the New 2021 senior notes will be payable semi-annually on March 1 and September 1 of each year, commencing September 1, 2016. Interest on the New 2021 senior notes will also be payable on their maturity date and on any redemption date or Change of Control Payment Date applicable thereto.

The 2027 senior notes will bear interest at a rate of 5.000% per annum. Interest on the 2027 senior notes will be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2017. Interest on the 2027 senior notes will also be payable on their maturity date and on any redemption date or Change of Control Payment Date applicable thereto.

Interest on the New 2021 senior notes or the 2027 senior notes, as the case may be, will accrue from the most recent date to which interest with respect to such series of senior notes has been paid or duly provided for, and if no interest has been paid or duly provided for with respect to such series of senior notes, from and including the date of issuance of such series of senior notes (which date is March 1, 2016, in the case of the New 2021 senior notes).

Interest on the senior notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, maturity date, redemption date or Change of Control Payment Date with respect to any of the senior notes is not a Business Day, then the relevant interest payment will be postponed until the first following Business Day and no additional interest will accrue thereon for the period from and after such interest payment date, maturity date, redemption date or Change of Control Payment Date.

We will pay interest to the persons in whose names the New 2021 senior notes are registered at the close of business on February 15 and August 15, as applicable, before the relevant interest payment date. We will pay interest to the persons in whose names the 2027 senior notes are registered at the close of business on January 1 and July 1, as applicable, before the relevant interest payment date.

Guarantees

Payment of principal of, premium, if any, and interest on each series of the senior notes and the performance of all other obligations of PulteGroup in accordance with the Indenture will be irrevocably and unconditionally guaranteed on a senior basis, jointly and severally (the “Guarantees”), by certain of our direct and indirect wholly-owned homebuilding subsidiaries in the United States (each a “Guarantor” and, collectively, the “Guarantors”), including Pulte Home Corporation, Centex Homes and Del Webb Corporation. Each Guarantee will be a senior unsecured obligation of the Guarantor issuing such Guarantee and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of such Guarantor, including any indebtedness arising from such Guarantor’s guarantees of our Existing Senior Notes and indebtedness under our Bank Credit Facility. Each Guarantee will be effectively subordinated to the secured indebtedness of the related Guarantor to the extent of the value of the assets of such Guarantor securing such indebtedness. As of June 30, 2016, the Guarantors had $17.2 million of senior indebtedness outstanding (all constituting senior secured indebtedness).

The Indenture provides that, in the event any Guarantee would constitute or result in a fraudulent conveyance in violation of applicable federal law or other similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to certain collections from or payments made by or on behalf of any other Guarantor, permissible under the applicable federal law or other similar law.

Only certain of our subsidiaries will guarantee the senior notes. Since our subsidiaries are separate and distinct legal entities, our subsidiaries that do not guarantee the senior notes will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the senior notes or to make any funds available therefor, whether by dividends, loans or other payments. The Guarantors will have no such obligation, other than as expressly provided in their Guarantees. The payment of dividends and the making of loans and advances to us by our subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Substantially all our operating assets are held by our subsidiaries and, therefore, we are primarily dependent on the earnings and cash flows of our subsidiaries to meet our debt service obligations. Our right to receive any assets of any of our subsidiaries upon the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of that subsidiary (and, as a result, the right of the holders of the senior notes to participate in those assets solely through us) will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, and preferred stock holders, except to the extent that we are a creditor of that subsidiary; holders of the senior notes will only have a direct right to participate in any such distribution of the assets of any of our subsidiaries if such subsidiary is a Guarantor of the senior notes. Accordingly, unless a subsidiary of ours is guaranteeing the senior notes as described above, holders of any indebtedness or preferred stock of that subsidiary and other creditors of that subsidiary, including trade creditors, will have claims on the assets of that subsidiary that are prior to the claims of the holders of the senior notes. At June 30, 2016, the aggregate amount of liabilities of our subsidiaries that will not guarantee the senior notes was $363.9 million.

We have no obligation under the Indenture to add any additional guarantors of the senior notes.

Optional Redemption

We may, at our option, at any time and from time to time, redeem, in whole or in part, prior to (i) February 1, 2021, in the case of the 2021 senior notes and (ii) October 15, 2026 in the case of the 2027 senior notes, the senior notes of the applicable series at a redemption price equal to the greater of:

(1)	100% of the principal amount of the senior notes of the applicable series to be redeemed; or

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes of such series to be redeemed (exclusive of accrued and unpaid interest to, but not including, the applicable redemption date) that would be due if the senior notes of such series matured on February 1, 2021, in the case of the 2021 senior notes or October 15, 2026 in the case of the 2027 senior notes, discounted to the date of the redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (0.500%) in the case of the 2021 senior notes and 50 basis points (0.500%) in the case of the 2027 senior notes;

plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of the senior notes of such series being redeemed to, but not including, such redemption date.

On or after February 1 , 2021, we may, at our option, redeem the 2021 senior notes in whole or in part at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2021 senior notes being redeemed, plus accrued and unpaid interest on the principal amount of the 2021 senior notes being redeemed to, but not including, such redemption date.

On or after October 15, 2026 we may, at our option, redeem the 2027 senior notes in whole or in part at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2027 senior notes being redeemed, plus accrued and unpaid interest on the principal amount of the 2027 senior notes being redeemed to, but not including, such redemption date.

Notwithstanding the foregoing, payments of interest on the senior notes of any series that are due and payable on any interest payment dates falling on or prior to a date fixed for redemption of the senior notes of that series will be payable to the holders of those senior notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture.

Any redemption will be on at least 30, but not more than 60, days’ prior notice (which notice, as long as the senior notes of the applicable series are held in book-entry form, will be given to DTC (or its nominee) or a successor depositary (or its nominee)).

If money in U.S. dollars sufficient to pay the redemption price of and accrued interest on the senior notes of any series to be redeemed is deposited with the trustee on or before the redemption date, then on and after the redemption date interest will cease to accrue on the senior notes of such series (or the portion of them) called for redemption and those senior notes of such series will cease to be outstanding.

If less than all of the senior notes of any series are to be redeemed, the senior notes of such series to be redeemed shall be selected by DTC in accordance with its standard procedures therefor, in the case of senior notes of such series represented by a global note, or by the trustee by lot, in the case of the senior notes of such series that are not represented by a global note.

As used in this section, the following terms have the meanings set forth below.

“Comparable Treasury Issue” means, with respect to any redemption date for the senior notes of any series, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the senior notes of the series to be redeemed (assuming the senior notes of such series matured on February 1, 2021 in the case of the 2021 senior notes or October 15, 2026 in the case of the 2027 senior notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the senior notes of such series (assuming the senior notes of such series matured on the applicable date set forth above in this definition).

“Comparable Treasury Price” means, with respect to any redemption date for the senior notes of any series, (1) if the Quotation Agent obtains four or more Reference Treasury Dealer Quotations, the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than four but more than one such Reference Treasury Dealer Quotations, the arithmetic average of all such Reference Treasury Dealer Quotations for such redemption date; or (3) if the Quotation Agent obtains only one such Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation for such redemption date.

“Quotation Agent” means, for purposes of determining the redemption price of the senior notes of any series to be redeemed on any redemption date, one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealers” means (i) with respect to any redemption date for the 2021 senior notes (A) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and one primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) designated by SunTrust Robinson Humphrey, Inc., or their respective successors, as the case may be; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer or Primary Treasury Dealers selected by us, and (ii) with respect to any redemption date for the 2027 senior notes (A) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and one primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) designated by BB&T Capital Markets, a division of BB&T Securities, LLC, or their respective successors, as the case may be; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer or Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the senior notes of any series, the average, as determined by the Quotation Agent, of the bid and asked prices for the relevant Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date for senior notes of any series, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the relevant Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date and series of senior notes.

Change of Control Offer

If a Change of Control Triggering Event (as defined below) occurs with respect to the senior notes of any series, unless we have exercised our option to redeem the senior notes of such series by notifying the holders of senior notes of such series to that effect as described above under the caption “—Optional Redemption,” we will be required to make an offer (a “Change of Control Offer”) to each holder of senior notes of such series to repurchase (at such holder’s option and on the terms described below) all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, provided that any remaining principal amount of any senior note repurchased in part is $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s senior notes of such series. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the senior notes of such series repurchased, plus accrued and unpaid interest, if any, on the senior notes of such series repurchased to, but not including, the Change of Control

Payment Date (as defined below) (a “Change of Control Payment”); provided that, notwithstanding the foregoing, payments of interest on senior notes of such series that are due and payable on any interest payment dates falling on or prior to such Change of Control Payment Date will be payable to the holders of the senior notes of such series registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture.

Within 30 days following any Change of Control Triggering Event with respect to the senior notes of any series or, at our option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will, unless we have exercised our option to redeem the senior notes of such series by notifying the holders of senior notes of such series to that effect as described above under the caption “—Optional Redemption,” mail or cause to be mailed (or, in the case of global notes, give or cause to be given in accordance with DTC’s procedures) a notice (the “Change of Control Purchase Notice”) to all holders of the senior notes of such series, describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase the senior notes of such series on the date specified in the Change of Control Purchase Notice, which date will be no earlier than 30 days and no later than 60 days from the date that the Change of Control Purchase Notice is sent, other than as may be required by applicable law or regulation (the “Change of Control Payment Date”). The Change of Control Purchase Notice will, if mailed (or given, as the case may be) prior to the date of consummation of the applicable Change of Control, state that the Change of Control Offer for, and our obligation to purchase, the senior notes of such series are conditioned on such Change of Control and the related Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

Holders electing to have a senior note of any series or portion thereof repurchased pursuant to a Change of Control Offer with respect to the senior notes of such series will be required to surrender the senior note (which, in the case of global notes, must be made in accordance with the procedures of DTC, as depositary for such senior notes) to the trustee under the Indenture (or to such other person as may be designated by us for such purpose) as provided in the applicable Change of Control Purchase Notice prior to the close of business on the third Business Day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures and requirements set forth in such Change of Control Purchase Notice.

On each Change of Control Payment Date, with respect to each relevant series of senior notes, we will be required, to the extent lawful, to

•	accept for payment all senior notes or portions of senior notes of such series properly tendered and not withdrawn pursuant to the applicable Change of Control Offer;

•	deposit with a paying agent for the senior notes of such series an amount equal to the aggregate Change of Control Payment in respect of all senior notes or portions of senior notes of such series properly tendered and not withdrawn pursuant to the applicable Change of Control Offer; and

•	deliver or cause to be delivered to the trustee the senior notes or portions of senior notes of such series properly accepted together with an officers’ certificate stating the aggregate principal amount of senior notes of such series being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by us of the senior notes of such series pursuant to the applicable Change of Control Offer have been complied with.

Interest on senior notes and portions of senior notes of any series properly tendered for repurchase pursuant to a Change of Control Offer and not withdrawn will cease to accrue on and after the applicable Change of Control Payment Date, unless we shall have failed to accept such senior notes and such portions of senior notes for payment or failed to deposit the Change of Control Payment in respect thereof in accordance with the immediately preceding paragraph. We will promptly pay, or cause the trustee or a paying agent for the senior notes of such series to promptly pay (by application of funds deposited by us as aforesaid), to each holder of senior notes of such series (or portions thereof) properly tendered and not withdrawn and accepted for payment by us pursuant to such Change of Control Offer, the Change of Control Payment for such senior notes. In the case of any senior note of a series repurchased in part, the trustee will promptly authenticate and mail (or cause to be delivered by book-entry transfer) to the holder a new senior note of the same series equal in principal amount to any unrepurchased portion of the senior note repurchased in part.

We will not be required to make a Change of Control Offer with respect to any series of senior notes or repurchase any senior notes of such series pursuant to any Change of Control Offer for such senior notes if a third party agrees to make such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all senior notes of such series properly tendered and not withdrawn under its offer. In addition, we will not be required to, and we will not, repurchase senior notes of any series pursuant to a Change of Control Offer with respect to the senior notes of such series if there has occurred and is continuing an event of default under the Indenture, other than an event of default resulting from our failure to pay the Change of Control Payment with respect to the senior notes of such series on the applicable Change of Control Payment Date.

To the extent that we are required to offer to repurchase the senior notes of any series upon the occurrence of a Change of Control Triggering Event, we may have a similar obligation with regard to certain of our Existing Senior Notes. We may not have sufficient funds to repurchase the senior notes of such series and such Existing Senior Notes for cash at that time. In addition, our ability to repurchase the senior notes or such Existing Senior Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness that is outstanding at the time. The failure to make a required repurchase of the senior notes or such Existing Senior Notes would result in a default under the Indenture.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the senior notes of any series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Triggering Event provisions of the senior notes of any series or the Indenture, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the senior notes of such series or the Indenture by virtue of any such conflict.

The Change of Control Triggering Event covenant shall cease to be applicable to the senior notes of any series and we shall be released from our obligations thereunder with respect to the senior notes of such series (and any failure by us to comply therewith shall not constitute a default or event of default under the Indenture) if we shall have effected “legal defeasance,” “covenant defeasance” or “satisfaction and discharge” (as those terms are defined in the accompanying prospectus under “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants” and “—Satisfaction and Discharge”) with respect to the senior notes of such series.

As used in this section, the following terms have the meanings set forth below:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than to us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us, our subsidiaries, our or our subsidiaries’ employee stock ownership plans or employee benefit plans or any Permitted Holder) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, immediately after giving effect to such transaction; or (4) the adoption by our board of directors of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to be a Change of Control under clauses (2) and (3) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same (in our good-faith judgment) as the holders of our Voting Stock immediately prior to that transaction or (B) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

Clause (1) of the definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to make an offer to repurchase the senior notes of any series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, may be uncertain.

More generally, courts interpreting change of control provisions under New York law (which is the governing law of the Indenture) have not provided a clear and consistent meaning of such change of control provisions, and no assurance can be given as to how or if a court would enforce the Change of Control Triggering Event provisions applicable to the senior notes or how those provisions would be impacted were we to become a debtor in a bankruptcy case.

“Change of Control Triggering Event” means, with respect to the senior notes of any series, the occurrence of both a Change of Control and a Rating Event with respect to the senior notes of that series.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB– (or the equivalent) by S&P, and a rating equal to or higher than the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us pursuant to clause (2) of the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Permitted Holder” means (i) William J. Pulte, (ii) any of his respective affiliates, parents, spouses, descendants, and spouses of descendants, (iii) any trusts or other entities controlled by Mr. Pulte and (iv) in the event of the death or incapacity of Mr. Pulte or any of the persons referred to in clause (ii) above, their respective estates, heirs, executors, administrators or other personal representatives.

“Rating Agencies” means, with respect to the senior notes of any series, (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the senior notes of such series or fails to make a rating of the senior notes of such series publicly available for reasons beyond our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means, with respect to the senior notes of any series, the rating on the senior notes of such series is lowered by each of the Rating Agencies and the senior notes of such series are rated below an

Investment Grade Rating by each of the Rating Agencies, in each case on any day during the 60-day period (which 60-day period will be extended so long as the rating of the senior notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of (i) the first public notice of the occurrence of a Change of Control or (ii) the first public notice of our intention to effect a Change of Control; provided, however, that a Rating Event that would otherwise arise by virtue of a particular reduction in rating of the senior notes of such series will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event with respect to the senior notes of such series for purposes of the definition of “Change of Control Triggering Event”) if each Rating Agency making the reduction in its rating of the senior notes of such series does not publicly announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill Financial, Inc., and its successors.

Certain Covenants

The following is a description of the principal covenants that will apply to each series of the senior notes. We make use of several defined terms; the associated definitions are located at the end of this section.

Restrictions on Secured Debt. The Indenture provides that we will not at any time, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt without first making effective provision (and, in such case, we and the Restricted Subsidiaries will first make or cause to be made effective provision) whereby the senior notes of each series (together with the debt securities of any other series outstanding under the Indenture and any other Indebtedness of ours or such Restricted Subsidiary then entitled to be so secured) will be secured equally and ratably with (or prior to) any and all other Indebtedness thereby secured for so long as such Indebtedness is so secured, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured solely by one or more of the following Security Interests:

(1)	Security Interests on model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

(2)	Security Interests (i) on property existing at the time of its acquisition by us or a Restricted Subsidiary, which Security Interests secure obligations assumed by us or a Restricted Subsidiary, or (ii) existing on the property of a corporation or firm at the time such corporation or firm is merged into or consolidated with us or a Restricted Subsidiary (in each case of subclause (i) and (ii), other than (x) Secured Debt created, incurred, assumed or guaranteed in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or (y) where the Security Interest securing such Secured Debt attaches to or affects our property or the property of a Restricted Subsidiary prior to such acquisition, merger or consolidation);

(3)	Conditional sales agreements or title retention agreements with respect to any property acquired by us or a Restricted Subsidiary; and

(4)	Security Interests securing Indebtedness of a Restricted Subsidiary owing to us or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by us or Security Interests securing our Indebtedness owing to a Guarantor.

Permitted Secured Debt also includes any amendment, restatement, supplement, renewal, replacement, extension or refunding (or successive amendments, restatements, supplements, renewals, replacements, extensions or refundings) in whole or in part, of any Secured Debt secured by any Security Interest permitted under clauses (2) – (4) above, provided, however, that the principal amount of the Secured Debt secured thereby shall not exceed the principal amount outstanding immediately prior to such amendment, restatement, supplement, renewal, replacement or refunding, and that the Security Interest securing such Secured Debt shall be limited to the property which, immediately prior to such amendment, restatement, supplement, renewal, replacement or refunding secured such Secured Debt and conditions to such property.

Notwithstanding the above, we and our Restricted Subsidiaries may also create, incur, assume or guarantee Secured Debt, without equally and ratably securing senior notes of any series, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) above and any Secured Debt in relation to which the senior notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire indebtedness or to the purchase of property as described under clause (3) of “Restrictions on Sale and Leaseback Transactions” below) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

The provisions described above with respect to limitations on Secured Debt are not applicable to certain Non-Recourse Land Financing by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions. The Indenture also provides that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1)	notice of such sale or transfer is promptly given to the trustee;

(2)	the net proceeds received by us or the relevant Restricted Subsidiary for the property sold or transferred is at least equal to the fair value (as determined in good faith pursuant to a resolution of the Board of Directors (or duly authorized committee thereof) of PulteGroup, Inc. delivered to the trustee) of the property sold or transferred; and

(3)	we or such Restricted Subsidiary apply, within 365 days after the effective date of such sale or transfer, or shall have committed within one year after such effective date to apply, an amount at least equal to the net proceeds therefrom either to:

•	the retirement or optional redemption of debt securities of any series under the Indenture (including the cancellation by the trustee of any debt securities of any series under the Indenture delivered by PulteGroup, Inc. to the trustee);

•	the repayment of other Senior Indebtedness of PulteGroup, Inc. or Guarantor Senior Indebtedness;

•	the purchase by us or any Restricted Subsidiary of property substantially similar to the property sold or transferred; or

•	a combination of the above;

provided, however, that if we commit to apply an amount at least equal to the net proceeds of a sale or transfer to the retirement or redemption of debt securities issued under the Indenture, the repayment of other Indebtedness or the purchase of property, as described in clause (3) above, such commitment shall be made in a written instrument delivered by us to the trustee and shall require us to so apply said amount within 18 months after the effective date of such sale or transfer.

In addition, we and our Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) described in “Restrictions on Secured Debt,” above or

Secured Debt in relation to which the senior notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire Indebtedness or to the purchase of property as described in clause (3) above) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Other than the above-described covenants, there are no covenants or provisions contained in the Indenture which may afford holders of the senior notes protection in the event of a highly leveraged transaction involving us.

In addition, we may omit to comply with “Restrictions on Secured Debt” and “Restrictions on Sale and Leaseback Transactions” if the holders of at least a majority in principal amount of all outstanding debt securities issued under the Indenture affected thereby waive such compliance.

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of all series issued under the Indenture, compounded semi-annually) of the obligation of the lessee for rental payments during the remaining term of the lease entered into in connection with such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case for purposes of this definition the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Bank Credit Facility” means collectively, the (i) Credit Agreement, dated as of July 23, 2014, by and among Pulte Group Inc., Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, The Royal Bank of Scotland Plc, Suntrust Bank and Citibank, N.A., as co-documentation agents, BNP Paribas, Comerica Bank and PNC Bank, N.A., as managing agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, RBS Securities Inc., and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, and (ii) Term Loan Agreement, dated September 30, 2015, by and among PulteGroup, Inc., Bank of America, N.A., as administrative agent, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners and, in each case, any related documents (including, without limitation, any guarantees), as such agreements (and such related documents) may be amended, restated, amended and restated, supplemented, renewed, replaced or otherwise modified from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness thereof or increasing the amount to be borrowed under such agreements or any successor agreement, whether or not by or among the same parties.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means any obligation under any capital lease or real or personal property that, in accordance with U.S. generally accepted accounting principles, has been recorded as a capitalized lease obligation.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including PulteGroup, Inc., the parent company)

together with the total amount of assets that would be included on PulteGroup Inc.’s balance sheet, not including its Subsidiaries, under U.S. generally accepted accounting principles (less applicable reserves and other properly deductible items) after deducting therefrom:

(1)	all short-term liabilities and liability items, except for (i) liabilities and liability items payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and (ii) liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Accounting Standards Codification No. 715;

(2)	Investments in Subsidiaries that are not Restricted Subsidiaries, including Pulte Mortgage LLC; and

(3)	all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Guarantor Senior Indebtedness” means the principal of, premium on, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) and other amounts due on or in connection with any Indebtedness of any Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be pari passu with the Guarantees. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) on all obligations of every nature of any Guarantor under the Bank Credit Facility, the Indenture and any interest rate or foreign exchange agreement now existing or hereinafter entered into by any Guarantor with any lender under the Bank Credit Facility, including, without limitation, all fees, expenses (including fees and expenses of counsel), claims, charges and indemnity obligations. Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include (1) Indebtedness of any Guarantor that is expressly subordinated in right of payment to such Guarantor’s Guarantee, (2) Indebtedness of any Guarantor that by operation of law is subordinate to any general unsecured obligations of such Guarantor, (3) Indebtedness of any Guarantor to the extent incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Lease-back Transactions,” (4) Indebtedness of any Guarantor to PulteGroup, Inc. or any of its Subsidiaries, (5) any liability for federal, state, local or other taxes owed or owing by any Guarantor, and (6) trade payables owed or owing by any Guarantor.

“Indebtedness” means (i) any liability of any person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed or that is otherwise its legal liability; (iii) all Indebtedness referred to in (but not excluded from) clauses (i) and (ii) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (iv) any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (i), (ii) and (iii) above.

“Investment” means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. “Investments” shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. “Non-Recourse Land Financing” means any Indebtedness of ours or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to us or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which we or such Restricted Subsidiary are not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Security Interests or other recourse, obligations or liabilities in respect of specific land or other real property interests of ours or such Restricted Subsidiary; provided that recourse, obligations or liabilities of ours or such Restricted Subsidiary solely for indemnities, covenants or breach of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

“Redeemable Capital Stock” means any capital stock of PulteGroup, Inc. or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the debt securities of any series issued under the Indenture or (ii) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (iii) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Guarantor and any other of PulteGroup, Inc.’s Subsidiaries, now owned or hereafter formed or acquired, and any successor to such Guarantor or Subsidiary other than (i) Pulte Mortgage LLC and its Subsidiaries, Centex Financial Services, LLC and its Subsidiaries and any other Subsidiary of PulteGroup, Inc. engaged primarily in the mortgage banking or title insurance business, (ii) North American Builders Indemnity Company and its Subsidiaries, (iii) any Subsidiary (and its immediate holding company parent, so long as such parent’s primary assets are capital stock in Subsidiaries formed for the specific purpose of (A) acquiring mortgages or other assets from PulteGroup, Inc. or any Guarantor, for cash or cash equivalents and at a value which is comparable to that which is obtained for such assets on an arm’s length transactions and (B) entering into a securitization program (or similar transaction or series of transactions) with respect to the acquired assets, provided that the sole recourse of such Subsidiary’s creditors is the assets of such Subsidiary or another person other than PulteGroup, Inc. or a Guarantor; and (iv) any successor to any of the Subsidiaries described in clauses (i) through (iii).

“Sale and Leaseback Transaction” means any sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or one or more Restricted Subsidiaries) of any property which is either (i) a manufacturing plant, warehouse or office building whose book value constitutes 1% or more of Consolidated Net Tangible Assets as of the date of determination, or (ii) any property which is a parcel of real property other than a manufacturing plant, warehouse, office building, or model home whose book value constitutes 5% or more of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in any of our property or the property of any Restricted Subsidiary or a portion thereof or (ii) a Security Interest in any shares of stock owned directly or indirectly by us or any Restricted Subsidiary in a corporation or in equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in our rights or the rights of any Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided, that “Secured Debt” does not include Non-Recourse Land Financing that consists exclusively of “land under development,” “land held for future development” or “improved lots and parcels,” as such categories of assets are determined in accordance with U.S. generally accepted accounting principles. The securing in the foregoing manner of any indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time such security is given.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

“Senior Indebtedness” means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an event of default under the Indenture (as described under “Events of Default” in the accompanying prospectus) or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any of our Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, including under the senior notes and other debt securities issued under the Indenture and under the Bank Credit Facility, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be pari passu in right of payment to the senior notes and the other debt securities issued under the Indenture. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) our Indebtedness that is expressly subordinated in right of payment to any of our Senior Indebtedness, (2) our Indebtedness that by operation of law is subordinate to any of our general unsecured obligations, (3) our Indebtedness to any Subsidiary, (4) Indebtedness incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Lease-back Transactions,” (5) to the extent it might constitute Indebtedness, any liability for federal, state or local taxes or other taxes, owed or owing by us, and (6) to the extent it might constitute Indebtedness, trade account payables owed or owing by us.

“Significant Subsidiary” means any Subsidiary (i) whose revenues exceed 10% of our total revenues, in each case for the most recent fiscal year, or (ii) whose net worth exceeds 10% of our total stockholders’ equity, in each case as of the end of the most recent fiscal year.

“Subsidiary” means, with respect to any person, any corporation of which at the time of determination such person, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock, provided, however, that references to “Subsidiary” without reference to any particular person means a Subsidiary of PulteGroup, Inc. For purposes of the Indenture, “corporation” includes corporations, associations, companies and business trusts.

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Events of Default; Covenant Defeasance, Legal Defeasance and Satisfaction and Discharge; Consolidation, Merger and Sale of Assets; Modification and Waiver

The provisions described in the accompanying prospectus under “Description of Debt Securities—Events of Default,” “—Defeasance of Debt Securities and Certain Covenants,” “—Satisfaction and Discharge,” “—Consolidation, Merger and Sale of Assets” and “—Modification and Waiver” shall be applicable with respect to each series of senior notes. The covenants described above under “—Change of Control Offer” and under “—Certain Covenants” will be subject to covenant defeasance as described in the accompanying prospectus.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of PulteGroup, or any successor or any subsidiary of the foregoing, as such, will have any liability for any obligations of PulteGroup under the senior notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior notes by accepting a senior note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The senior notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

Book-Entry, Delivery and Settlement

We will issue each series of the senior notes in the form of one or more permanent global notes in definitive, fully registered, book- entry form. The global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. will be considered the sole holder of such global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have any senior notes represented by such global note registered in their names;

•	not receive or be entitled to receive physical delivery of any senior notes in definitive registered form; and

•	not be considered holders of any senior note under Indenture.

We will pay principal of, premium, if any, and interest on, a global note to Cede & Co., as the registered owner of the global notes, by wire transfer of immediately available funds on the maturity date, redemption date or repurchase date or each interest payment date, as the case may be.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Entities that have accounts with DTC (“direct participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

DTC is a subsidiary of The Depository Trust & Clearing Corporation. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Persons who are not participants may beneficially own securities held by or on behalf of DTC only through DTC’s direct or indirect participants.

We are providing the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and we urge you to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes.

•	Ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

We expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers, and the participants will be responsible for those payments. However, we have no control over the practices of DTC or its participants and there can be no assurance that these practices will not be changed. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices or repurchase offers for global notes will be sent to DTC or its nominee. If less than all of the global notes of a series of senior notes are being redeemed, DTC will reduce the amount of the interest of each direct participant in such senior notes under its procedures.

In any case where a consent or vote may be required with respect to the senior notes of any series, neither DTC nor Cede & Co. will give consents for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the senior notes of such series are credited on the record date identified in a listing attached to the omnibus proxy.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in senior notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act only on behalf of persons who hold interests through them, the ability of a person having an interest in senior notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

As long as the senior notes of any series are represented by one or more global notes, DTC’s nominee will be the holder of the senior notes of such series and therefore will be the only entity that can exercise a right to repayment or repurchase of the senior notes of such series. Notice by participants or indirect participants or by owners of beneficial interests in a global note held through such participants or indirect participants of the exercise of the option to require purchase of beneficial interests in senior notes represented by a global note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to purchase with respect to a particular senior note, the beneficial owner of such senior note must instruct the broker or the participant or indirect participant through which it holds an interest in such senior note to notify DTC of its desire to exercise a right to purchase. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a senior note in order to ascertain the cut- off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect purchase.

Senior notes of any series represented by a global note will be exchangeable for senior notes in definitive registered form with the same terms only if: (1) we notify the trustee that DTC is no longer willing or able to act as depositary or clearing system for such senior notes or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we, in our sole discretion, notify the trustee of our election to issue such senior notes in definitive registered form; or (3) an event of default under the Indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of senior notes by DTC or its participants or for maintaining, supervising or reviewing any records of DTC or its participants relating to the senior notes.

Euroclear and Clearstream

You may hold interests in the global notes of the applicable series of senior notes through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective depositories, which in turn will hold such interests in accounts in such depositories’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global notes owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global notes held through those systems only on days and at times when those systems are open for business. Those systems may not be open for business on days or at times when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, investors who hold their interests in the global notes through Clearstream or Euroclear and wish on a particular day to transfer or receive interests in global notes, receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Clearstream or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

We obtained the information in this section and elsewhere in this prospectus settlement concerning DTC, Clearstream and Euroclear and their book-entry systems from sources that we believe to be reliable, but do not take any responsibility for the accuracy of this information.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture and will be appointed by us as the initial paying agent, registrar and custodian with regard to each series of senior notes. We may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business. The trustee is the trustee under indentures relating to our Existing Senior Notes in addition to the senior notes. The trustee and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition of the senior notes that are purchased or held by employee benefit plans (as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plans, accounts and arrangements (each, a “Plan”).

The following summary regarding certain aspects of ERISA and the Code is based on the provisions of ERISA and the Code (and the related regulations and administrative interpretations), each as in existence on the date of this offering circular. This summary is general in nature and does not address every issue pertaining to ERISA and the Code that may be applicable to us, the notes or a particular investor. No assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. Accordingly, each prospective investor should consult with its own counsel in order to understand potential applicability of Title I of ERISA, Section 4975 of the Code and/or any Similar Laws to an investment in the notes that affect or may affect the investor with respect to this investment.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Persons who may exercise such authority and control or are associated with investment decisions are advised to consult counsel with respect to their fiduciary status.

In considering an investment in the senior notes of any portion of the assets of a Plan, regardless of whether the Plan is an ERISA Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In evaluating whether the acquisition and holding of the senior notes is prudent and in the interests of the ERISA Plan, a fiduciary should consider, among other things, the role that the senior notes would play in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors associated with the investment, the composition of the ERISA Plan’s total investment portfolio with regard to diversification, the liquidity and current return of the ERISA Plan’s portfolio relative to its anticipated cash flow needs, and the projected return of the ERISA Plan’s portfolio relative to its objectives. Prior to purchasing any senior notes, a fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the senior notes satisfies these requirements.

Plans that are “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA and the Code, may nevertheless be subject to Similar Laws. If the investor is an employee benefit plan that is not subject to ERISA, the investor (including persons responsible for the decision to purchase and acquire the senior notes) should consider whether the acquisition and holding of the senior notes meets all requirements of, and is consistent with and within the limits of, any Similar Law and other federal, state, local, foreign or other laws or regulations applicable to the investor and its investments.

Prohibited Transaction Issues

An investor who is considering acquiring the senior notes with the assets of an ERISA Plan must consider whether the acquisition and holding of the senior notes will constitute or result in a non-exempt prohibited transaction. Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless a statutory exemption or an exemption issued by the United States Department of Labor (“DOL”) is available. Examples of such non-exempt prohibited transactions include, but are not limited to, sales or exchanges of property, the lending of money, or extensions of credit between an ERISA Plan and a party in interest or disqualified person.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the senior notes by an ERISA Plan with respect to which we, an underwriter, a subsidiary guarantor or the acquiror are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In the case of a Plan that involves individual retirement accounts or annuities described in Section 408 of the Code, the application of Section 4975 of the Code, in lieu of the application of the excise tax, may result in the account or annuity ceasing to be an individual retirement account or annuity and the deemed distribution of all assets of the account or annuity to the owner, notwithstanding that only a portion of the account or annuity is involved in a prohibited transaction.

ERISA and the Code contain certain exemptions from the prohibited transactions described above and the DOL has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Statutory exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers or certain of their affiliates. The DOL has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the senior notes. These class exemptions include, without limitation, PTCE 84-14, as amended, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, as amended, respecting bank-maintained collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, as amended, respecting transactions determined by in-house asset managers. There can be no assurance that any of these exemptions or any other exemption will be available with respect to the acquisition of the senior notes, or that all of the conditions of any such exemptions will be satisfied. Fiduciaries of Plans should consult with their counsel regarding the availability of any exemption before purchasing any senior notes.

Because of the foregoing, the senior notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code, a breach of fiduciary duty under ERISA or similar violation of any applicable Similar Laws.

Representations

By acceptance of a senior note, or an interest therein, each acquiror and subsequent transferee will be deemed to have represented and warranted that (1) either (i) it is not itself a Plan, is not acting on behalf of a Plan, and for so long as it holds the senior notes will not itself be a Plan or acting on behalf of a Plan, and no portion of the assets used by such investor to acquire and/or hold the senior notes (or an interest therein), constitutes assets of a Plan, or (ii) the acquisition and holding of the senior notes (or any interest therein) by such acquiror or transferee, throughout the period that it holds such senior notes (or any interest therein), and the disposition of such senior notes or an interest therein, will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (b) a breach of fiduciary duty under ERISA, or (c) a similar violation under any applicable Similar Laws, (2) it will notify us immediately if, at any time, it is no longer able to make the representations contained in clause (1) above, and (3) it will not transfer the senior notes (or any interest therein) to any person or entity, unless such person or entity could itself truthfully make the foregoing representations and warranties. Any purported transfer of the senior notes (or an interest therein) to a transferee that does not comply with the foregoing requirements without the written consent of PulteGroup, Inc. shall be null and void ab initio.

This offer is not a representation by us or the placement agents that an acquisition of the senior notes meets all legal requirements applicable to investments by Plans, entities whose underlying assets include assets of a Plan, or that such an investment is appropriate for any particular Plan, or entities whose underlying assets include assets of a Plan.

THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL-INCLUSIVE. DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES OR OTHER PERSONS CONSIDERING ACQUIRING THE SENIOR NOTES ON BEHALF OF, OR WITH THE ASSETS OF ANY PLAN, CONSULT WITH THEIR COUNSEL PRIOR TO ANY SUCH TRANSACTION REGARDING THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY SIMILAR LAWS TO SUCH TRANSACTIONS AND WHETHER AN EXEMPTION WOULD BE APPLICABLE TO THE ACQUISITION AND HOLDING OF THE SENIOR NOTES.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX, FINANCIAL AND OTHER ADVISORS PRIOR TO INVESTING IN THE SENIOR NOTES TO REVIEW THESE IMPLICATIONS IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income and certain estate tax consequences of acquisition, ownership, and disposition of senior notes. This summary provides general information only and is directed solely to original holders purchasing senior notes in this offering at the “issue price” of such senior notes as determined for U.S. federal income tax purposes, that is, the first price to the public at which a substantial amount of such senior notes are sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the United States Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), existing administrative pronouncements and judicial decisions, existing and proposed Treasury Regulations currently in effect, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses only senior notes held by a holder as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions; insurance companies; dealers in securities; persons holding senior notes in connection with a hedging transaction, “straddle,” conversion transaction or other integrated transaction; persons who have ceased to be United States citizens or to be taxed as resident aliens; certain corporations that have participated in “inversion transactions;” regulated investment companies, real estate investment trusts or other financial conduits; persons subject to the alternative minimum tax; tax-exempt holders (including individual retirement accounts); or United States persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar.

If a partnership or an entity treated as a partnership or other pass-through entity for United States federal income tax purposes holds senior notes, the tax treatment of a partner in such partnership or a member in such entity will generally depend upon the status of the partner or member and upon the activities of the partnership or other such entity. Partners of partnerships and members of such other entities holding senior notes should consult their own tax advisors as to the consequences of holding senior notes based on their individual circumstances.

Persons considering the purchase of senior notes should consult their own tax advisors with regard to the application of the United States federal income and estate tax laws to their particular situations, as well as any other tax consequences arising under other U.S. laws and the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to United States Persons

For purposes of the following discussion, “United States person” means a beneficial owner of a senior note that is for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation, or other entity that is created or organized in or under the laws of the United States or of any political subdivision thereof and is treated as a corporation for United States federal income tax purposes,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States persons have the authority to control all substantial decisions of the trust. Certain trusts in existence on August 20, 1996 that have a valid election in place may also be treated as a United States person.

If a Change of Control Triggering Event occurs with respect to the senior notes of a series, we may be obligated to offer to redeem such senior notes for an amount that exceeds their outstanding principal.

Additionally, we may, at our option, redeem the senior notes on the terms described above in “Description of Senior Notes—Optional Redemption.” These terms may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the contingency that such redemption will occur is “remote” or “incidental” (within the meaning of applicable U.S. Treasury regulations) and therefore that the senior notes are not subject to the rules governing contingent payment debt instruments. If our position were found to be incorrect and the senior notes were deemed to be contingent payment debt instruments, a United States person might, among other things, be required to treat any gain recognized on the sale or other disposition of a senior note as ordinary income rather than capital gain and might be required to report the amount by which the payment under the Change of Control Offer exceeds the outstanding principal of the senior notes as income when it accrues or becomes fixed, even if such United States person is a cash method taxpayer. The remainder of this discussion assumes that the senior notes are not treated as contingent payment debt instruments.

Payments of Interest

Interest on a senior note generally will be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person’s method of accounting for tax purposes.

Premium

A note is purchased at a premium (or “amortizable bond premium”) if such note’s adjusted basis in the hands of the purchaser immediately after the purchase exceeds the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest (within the meaning of the applicable Treasury regulations). United States persons may elect to amortize any premium in respect of a senior note as an offset to interest otherwise includible in gross income (as described above), using a constant yield method, over the remaining term of such senior note, assuming such senior note will not be redeemed prior to its maturity date. A United States person who elects to amortize bond premium on a senior note must reduce its tax basis in such senior note by the amount of such premium used to offset interest income on such senior note, as set forth above. If this election is made with respect to any senior note, the election will also apply to all debt instruments acquired by the United States person on or after the first day of the first taxable year to which the election applies, and such an election may be revoked only with the consent of the IRS.

Sale, Exchange, Retirement or other Taxable Disposition of the Senior Notes

Upon the sale, exchange, retirement or other taxable disposition of a senior note, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other taxable disposition and the United States person’s adjusted tax basis in the senior note. For these purposes, the amount realized does not include any amount attributable to interest on the senior note that has not previously been included in income, which will be includable as interest as described under “Payments of Interest” above. A United States person’s adjusted tax basis in a senior note generally will equal the cost of the senior notes to the United States person.

In general, gain or loss realized on the sale, exchange, redemption or other taxable disposition of a senior note will be capital gain or loss. Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on a senior note, and to payments of proceeds of the sale or exchange of a senior note, to

United States persons who are not “exempt recipients,” including corporations and other entities who, when required, demonstrate their exempt status. PulteGroup, its agent, a broker, or any paying agent, as the case may be, will be required to backup withhold from any such payment if the United States person fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, fails to certify that such United States person is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against that United States person’s United States federal income tax and may entitle that United States person to a refund, provided that the required information is timely furnished to the United States Internal Revenue Service (“IRS”).

Tax on Net Investment Income

A 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain U.S. individuals and on the undistributed net investment income of certain estates and trusts. For individuals, the additional 3.8% tax generally is imposed on all or a portion of the net investment income of individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally will include any interest paid on, or gain realized on the taxable disposition of, the senior notes. Prospective investors should consult their own tax advisor on the effect of this tax based on their individual circumstances.

Tax Consequences to Non-United States Persons

As used herein, the term “non-United States person” means a beneficial owner of a senior note (other than a partnership or an entity treated as a partnership or other pass through entity for United States federal income tax purposes) that is not a United States person.

Income and Withholding Tax

Subject to the discussion of backup withholding below:

(a) Payments of principal and interest on a senior note that is beneficially owned by a non-United States person will not be subject to United States federal withholding tax; provided, that in the case of interest,

•	(1) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PulteGroup entitled to vote, (2) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to PulteGroup through stock ownership, and (3) either (A) the beneficial owner of the senior notes certifies (generally on an IRS Form W-8BEN or W-8BEN-E) to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the senior note on behalf of the beneficial holder certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof (generally on IRS Form W-8IMY);

•	the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the beneficial owner of the senior note or such owner’s agent provides an IRS Form W-8BEN or W-8BEN-E claiming the exemption; or

•	the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the senior note or such owner’s agent provides an IRS Form W-8ECI;

provided that in each such case, the relevant certification or IRS form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS form has actual knowledge that the certification or any statement on the IRS form is false;

(b) a beneficial owner that is a non-United States person will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange or other disposition of a senior note unless the gain is effectively connected with the beneficial owner’s trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met; and

(c) a senior note beneficially owned by an individual who at the time of death is not, for United States estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of PulteGroup’s stock entitled to vote and, at the time of such individual’s death, the income on the senior notes would not have been effectively connected with a United States trade or business of the individual.

If a non-United States person holding a senior note is engaged in a trade or business in the United States, and if interest on the senior note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. Such a holder may also need to provide a United States taxpayer identification number on the forms referred to in paragraph (a) above in order to meet the requirements set forth above. In addition, if such holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on the portion of any income or gain in respect of the senior notes taxed as part of such foreign corporation’s effectively connected earnings and profits for the taxable year that are not reinvested in the United States, subject to certain adjustments.

Each non-U.S. holder of a senior note should be aware that if it does not properly provide the required IRS form, or if the IRS form or, if permissible, a copy of such form, is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the senior notes may be subject to United States withholding tax at a 30% rate. Such tax may, in certain circumstances, be allowed as a refund or as a credit against such non-U.S. holder’s United States federal income tax liability, provided that such holder timely files a U.S. federal income tax return for the taxable year in which such amounts are withheld.

The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to non-United States persons who beneficially own senior notes. Potential investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of senior notes.

Backup Withholding and Information Reporting

Under current Treasury Regulations, backup withholding will not apply to payments made by PulteGroup or a paying agent to a non-United States person in respect of a senior note if the certifications required by Sections 871(h) and 881(c) of the Code, which are described above under “Tax Consequences to Non-United States Persons—Income and Withholding Tax,” are received, provided in each case that PulteGroup or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

Under current Treasury Regulations, payments of the proceeds from the sale, exchange or other disposition of a senior note made to or through a foreign office of a broker (including a custodian, nominee or other agent acting on behalf of the beneficial owner of a senior note) generally will not be subject to information reporting or backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or a foreign partnership with certain connections with the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies, under penalty of perjury, that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

Non-United States persons holding senior notes should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but such tax may, in certain circumstances, be allowed as a refund or as a credit against such non-U.S. holder’s United States federal income tax liability, provided that such holder timely files a U.S. federal income tax return for the taxable year in which such amounts are withheld.

Interest on a senior note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042S, which must be filed with the IRS and furnished to such beneficial owner.

FATCA

Pursuant to provisions commonly referred to as FATCA, enacted as of part of the Hiring Incentives to Restore Employment Act of 2010, foreign financial institutions must comply with new information reporting rules with respect to their U.S. account holders and investors or bear a new withholding tax on certain U.S. source payments made to them (including such payments made to them in their capacity as intermediaries). Generally, if a foreign financial institution or certain other foreign entity does not comply with these reporting requirements, “withholdable payments” made to the noncomplying entity will be subject to a new 30% withholding tax. For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and, beginning in 2019, also include the entire gross proceeds from the sale or redemption of debt instruments of U.S. issuers. This withholding tax will apply regardless of whether the payment would otherwise be exempt from the withholding tax of a non-United States person (e.g., under the portfolio interest exemption or as capital gain). This withholding tax will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, or any additional exceptions provided by the IRS.

Foreign entities located in jurisdictions that have entered into intergovernmental agreements with the United States in connection with FATCA may be subject to different rules.

We will not be required to make any payment of additional amounts for or on account of any tax withheld under FATCA or any other U.S. tax law. Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their ownership and disposition of the senior notes.

UNDERWRITING (CONFLICTS OF INTEREST)

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of senior notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of New 2021 senior notes	Principal Amount of 2027 senior notes
J.P. Morgan Securities LLC	$100,000,000	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$40,000,000	$60,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$40,000,000	$60,000,000
SunTrust Robinson Humphrey, Inc.	$40,000,000	$60,000,000
Citigroup Global Markets Inc.	$32,000,000	$48,000,000
Wells Fargo Securities, LLC	$32,000,000	$48,000,000
Comerica Securities, Inc.	$24,000,000	$36,000,000
Mizuho Securities USA Inc.	$24,000,000	$36,000,000
PNC Capital Markets LLC	$24,000,000	$36,000,000
U.S. Bancorp Investments, Inc.	$12,000,000	$18,000,000
Fifth Third Securities, Inc.	$12,000,000	$18,000,000
BNP Paribas Securities Corp.	$12,000,000	$18,000,000
TD Securities (USA) LLC	$6,000,000	$9,000,000
Samuel A. Ramirez & Company, Inc.	$2,000,000	$3,000,000

Total	$400,000,000	$600,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the senior notes are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the senior notes if they purchase any of the senior notes.

Senior notes sold by the underwriters to the public will initially be offered at the respective public offering prices set forth on the cover of this prospectus supplement. Any senior notes sold by the underwriters to securities dealers may be sold at a discount from the applicable public offering price not to exceed 0.375% per New 2021 senior note and 0.375% per 2027 senior note. Any such securities dealers may resell any senior notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable public offering price not to exceed 0.250% per New 2021 senior note and 0.250% per 2027 senior note. If all the senior notes of any series are not sold at such applicable public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell the senior notes through certain of their affiliates.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We have agreed that, from the date of this prospectus supplement until the closing of this offering, we will not, without the prior written consent of the representatives of the underwriters, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us. The representatives of the underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each series of senior notes).

Paid by PulteGroup
Per New 2021 senior note	0.650%
Per 2027 senior note	0.650%

In addition to the underwriting discounts payable to the underwriters, we estimate that our total expenses for this offering will be approximately $1.9 million.

Associated Investment Services, Inc., a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

In connection with the offering, the underwriters may purchase and sell senior notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of senior notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of senior notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase senior notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the senior notes. They may also cause the price of the senior notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

There is currently no established trading market for the 2027 senior notes. The New 2021 senior notes will have the same CUSIP number as, and will be fungible for U.S. federal income tax purposes with, the $300.0 million aggregate principal amount of 2021 senior notes that we issued on March 1, 2016. Although the senior notes will not be listed on any securities exchange or on any automated dealer quotation system, the underwriters currently make a market in the 2021 senior notes and the underwriters may make a market in the 2027 senior notes and may continue to make a market in the 2021 senior notes, in each case after completion of the offering, but will not be obligated to do so, and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior notes or that a public market will develop or, if developed, be maintained for the 2027 senior notes or will be maintained for the 2021 senior notes. If a public market does not develop (or, if developed, is not maintained) for the 2027 senior notes or is not maintained for the 2021 senior notes, the market price and liquidity of the senior notes of the applicable series may be adversely affected.

Conflicts of Interest

Use of Proceeds

We intend to use the net proceeds of the offering to repay the remaining $400.0 million of borrowings outstanding under our Term Loan Facility, to repay any borrowings outstanding under our Revolving Credit Facility and for general corporate purposes, which may include share repurchases, repayment of other indebtedness and acquisition and development of land.

Affiliates of certain of the underwriters are lenders under our Term Loan Facility and Revolving Credit Facility and will receive a portion of the net proceeds from this offering used to repay the outstanding borrowings under our Term Loan Facility and our Revolving Credit Facility. See “—Other Relationships” below. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of the offering as a result of the repayment of borrowings outstanding under our Term Loan Facility and/or our Revolving Credit Facility, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. Pursuant to FINRA Rule 5121(a)(1)(A), the appointment of a “qualified independent underwriter” is not required in connection with this offering because the FINRA member primarily responsible for managing this offering does not have a conflict of interest, is not an affiliate of any FINRA member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of FINRA Rule 5121.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, affiliates of certain of the underwriters are lenders, and in some cases agents or managers for the lenders, under our Revolving Credit Facility and our Term Loan Facility. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the administrative agent, J.P. Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the syndication agent, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., Mizuho Bank, Ltd, an affiliate of Mizuho Securities USA Inc., and SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., are co-documentation agents, and Comerica Bank, an affiliate of Comerica Securities, Inc., PNC Bank, National Association, an affiliate of PNC Capital Markets LLC, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, are managing agents under our Revolving Credit Facility. In addition, Bank of America, N.A., is the administrative agent, and J.P. Morgan Chase Bank, N.A., is the syndication agent under our Term Loan Facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The senior notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1)

of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of senior notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has not and will not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of senior notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of senior notes to the public” in relation to any senior notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe for the senior notes, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including Directive 2010/73/EU) and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of senior notes through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the senior notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the senior notes, other than the underwriters, is authorized to make any further offer of the senior notes on our behalf or on behalf of the underwriters.

This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive. This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the senior notes offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of such senior notes.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) high net worth companies and other entities falling within Article 49(2)(a) to (d) of the Order, or (iii) any other persons to whom it may otherwise lawfully be communicated under the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. In the United Kingdom, the senior notes offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“the FSMA”)) in connection with the issue or sale of any senior notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us or to any Guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the senior notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the senior notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The senior notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the senior notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the senior notes to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The senior notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The senior notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The senior notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). The senior notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any corporation or other entity organized under the laws of Japan) or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law, regulations and ministerial guidelines.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to an offer referred to in Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

It is a condition of the offer that where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the senior notes pursuant to an offer made under Section 275 of the SFA except

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the senior notes offered hereby and certain legal matters related to the guarantees will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters related to the guarantees will also be passed upon for us by Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of PulteGroup, Inc. Steven M. Cook owns 241,626 common shares and options to purchase 263,125 common shares of the Company, both directly and as a participant in various stock plans. Certain legal matters will be passed upon for the underwriters by Proskauer Rose LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. These SEC filings are available to you at the SEC’s website at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may inspect our SEC filings at the New York Stock Exchange, the exchange on which our common shares are listed, at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus supplement. We incorporate by reference the following documents into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the sections of our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Shareholders filed with the SEC on April 4, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 under Items 10, 11, 12, 13 and 14 thereof;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016; and

•	our Current Reports on Form 8-K filed with the SEC on February 16, 2016, March 1, 2016, March 10, 2016, April 4, 2016, April 12, 2016 (as amended by our Current Report on Form 8-K/A filed on April 14, 2016), May 6, 2016, June 29, 2016, July 1, 2016, July 21, 2016 (only with respect to the Item 5.02 Form 8-K) and July 26 2016.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the senior notes we are offering by this prospectus supplement, other than any document, portion of a document, information or exhibit that is “furnished” to the SEC (including, without limitation, any information under Item 2.02 or Item 7.01, and any related information “furnished” under Item 9.01, of any Current Report on Form 8-K). Documents incorporated by reference in this prospectus supplement after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus supplement. In that regard, any information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide you in connection with this offering or any document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus supplement, the accompanying prospectus, any such free writing prospectus, or any document that is incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement and the accompanying prospectus. You may request copies of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 150

Atlanta, Georgia 30326

(404) 978-6400

PROSPECTUS

PulteGroup, Inc.

Senior Debt Securities

Subordinated Debt Securities

Guarantees of the Debt Securities

Common Shares

Preferred Shares

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

The following are types of securities that may be offered and sold under this prospectus:

•	Unsecured senior debt securities

•	Unsecured subordinated debt securities

•	Common shares (including related preferred share purchase rights)

•	Preferred shares

•	Depositary shares

•	Warrants

•	Stock purchase contracts

•	Stock purchase units

If indicated in the relevant prospectus supplement, any debt securities may be fully and unconditionally guaranteed on a senior or subordinated basis, as the case may be, by a number of our direct or indirect homebuilding subsidiaries named in this prospectus.

Our common shares are quoted on the New York Stock Exchange under the trading symbol “PHM”.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

•	Maturity

•	Interest rate

•	Sinking fund terms

•	Currency of payments

•	Dividends
•	Redemption terms

•	Listing on a securities exchange

•	Amount payable at maturity

•	Conversion or exchange rights
•	Liquidation amount

•	Subsidiary guarantees

•	Subordination

•	Repurchase rights

Investing in these securities involves certain risks. You should consider the risk factors described or referred to in any accompanying prospectus supplement and any documents incorporated and deemed to be incorporated by reference in this prospectus before investing in these securities. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is February 19, 2016

You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus, in any accompanying prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different information. This document may only be used where it is legal to offer or sell these securities. You should only assume that the information in this prospectus, the documents incorporated or deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus is accurate as of the respective dates on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Each reference in this prospectus to “PulteGroup,” “we,” “our” or “us” means PulteGroup, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

- i -

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and related free writing prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. For a further discussion of these and other risks and uncertainties applicable to our businesses and the securities offered hereby, see the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and in the applicable prospectus supplement and any related free writing prospectus. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings in an unlimited amount. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. In addition, each prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein, and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the accompanying prospectus supplement or any related free writing prospectus modifies or supersedes that statement. Please carefully read this prospectus, the accompanying prospectus supplement and any related free writing prospectus together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information.”

PULTEGROUP

We are a Michigan corporation organized in 1956. We are one of the largest homebuilders in the United States (“U.S.”). While our subsidiaries engage primarily in the homebuilding business, we also engage in the financial services business.

Homebuilding, our core business, includes the acquisition and development of land primarily for residential purposes within the U.S. and the construction of housing on such land. Homebuilding offers a broad product line to meet the needs of homebuyers in our targeted markets. Through our brands, which include Pulte Homes, Centex, Del Webb, Divosta Homes and John Wieland Homes and Neighborhoods, we offer a wide variety of home designs, including single-family detached, townhouses, condominiums, and duplexes at different prices and with varying levels of options and amenities to our major customer groups: first-time, move-up, and active adult. Over our history, we have delivered over 655,000 homes.

We conduct our financial services business, which includes mortgage and title operations, through Pulte Mortgage LLC (“Pulte Mortgage”) and other subsidiaries. Pulte Mortgage arranges financing through the origination of mortgage loans primarily for the benefit of our homebuyers. We are a lender approved by the Federal Housing Authority and Department of Veterans Affairs and are a seller/servicer approved by Government National Mortgage Association, Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), and other investors. In our conventional mortgage lending activities, we follow underwriting guidelines established by Fannie Mae, Freddie Mac, and private investors. We believe that our customers’ use of our in-house mortgage and title operations provides us with a competitive advantage by enabling more control over the quality of the overall home buying process for our customers while also helping us align the timing of the house construction process with our customers’ financing needs.

Our executive offices are located at 3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326, and our telephone number is (404) 978-6400. Our website is located at www.pultegroupinc.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities to be offered and sold under this prospectus involves certain risks. Before investing in our securities, you should consider carefully the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable accompanying prospectus supplement and any related free writing prospectus, as well as the other information contained in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable accompanying prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our securities. In addition, the information contained in this prospectus, the applicable accompanying prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. We refer you to the “Special Notes Concerning Forward-Looking Statements” section of this prospectus for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described under the caption “Risk Factors” in the documents referred to above and the risks described elsewhere in this prospectus, any applicable accompanying prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures;

•	corporate acquisitions;

•	acquisition and development of land and construction of homes; and

•	repurchase or redemption of securities, including our common shares.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(a)	7.3	6.4	4.9	2.0	—	(b)

(a)	The ratios of earnings to fixed charges set forth above are computed on a consolidated basis. Fixed charges are comprised of interest incurred, which includes imputed interest associated with the guaranteed debt of our 50% or less owned affiliates, as well as a portion of rent expense, which represents the estimated interest factor and amortization of debt expense.
(b)	Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges. Additional earnings of $338.4 million would have been necessary to bring the ratio to 1.0.

We did not have any preferred shares outstanding on which dividends were paid or payable during any of the periods presented. Therefore, the ratios of earnings to fixed charges and preferred stock dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

DESCRIPTION OF DEBT SECURITIES

We describe in this section the general terms that will apply to any particular series of debt securities that we may offer by this prospectus and an applicable prospectus supplement in the future. When we issue a particular series, we will describe in the prospectus supplement that relates to that series (i) the specific terms of the debt securities and (ii) the extent to which the general terms described in this section apply to the debt securities of that series.

Any debt securities that we offer will be our direct unsecured general obligations. These debt securities may be senior debt securities, subordinated debt securities or other types of debt securities and will be issued under one or more separate indentures between us and one or more banks or trust companies, as trustee. A debt security is considered “senior” or “subordinated” depending on how it ranks in relation to our other indebtedness. Senior debt securities will generally rank equally with other senior debt securities or unsubordinated indebtedness. Holders of our subordinated debt securities will only be entitled to payment after we repay our senior indebtedness in full, including our senior debt securities.

In this section, we have summarized the material provisions of the indenture governing any senior debt securities we may issue (the “senior indenture”) and the indenture governing any subordinated debt securities we may issue (the “subordinated indenture” and each, an “indenture”), but this is only a summary. Unless otherwise specified in the applicable prospectus supplement, the senior indenture under which the senior debt securities will be issued will be the indenture dated as of October 24, 1995 among PulteGroup, Inc. (formerly known as Pulte Homes, Inc., and previously, Pulte Corporation), certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to J.P. Morgan Trust Company, National Association, which was successor trustee to Bank One Trust Company, National Association, which was successor trustee to The First National Bank of Chicago), as amended by the indenture supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, May 17, 2006, September 15, 2009 and February 8, 2016. The indentures have been filed with the SEC and are incorporated by reference. See “Where You Can Find More Information.” Our discussion of indenture provisions is not complete; therefore, you should read the applicable indenture for a more complete understanding of the provisions we describe. You should also read the applicable indenture for provisions that may be important to you. You should review the applicable indenture for additional information before you buy any debt securities. Capitalized terms used in the following summary have the meanings specified in the applicable indenture unless otherwise defined below or in the applicable prospectus supplement. In this section, we make use of several defined terms which are defined at the end of this section.

General

The debt securities will be our direct unsecured general obligations. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness, as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any series of subordinated debt securities.

If so provided in a prospectus supplement, each of the Guarantors (as defined below) would guarantee our obligations with respect to the debt securities of any specified series on terms set forth in the applicable prospectus supplement, subject to such guarantee not constituting or resulting in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, in which case the liability of the Guarantor under its guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor, permissible under applicable fraudulent conveyance or similar law. Any guarantee of subordinated debt securities will be subordinated to the Senior Indebtedness of the applicable Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Indebtedness. The Guarantors would consist of some or all of Anthem Arizona, L.L.C.; Centex Construction of New Mexico, LLC; Centex Development Company, L.P.; Centex Homes; Centex Homes of California, LLC; Centex Homes, LLC; Centex

International II, LLC; Centex LLC; Centex Real Estate Construction Company; Centex Real Estate Corporation; Del Webb California Corp.; Del Webb Communities, Inc.; Del Webb Communities of Illinois, Inc.; Del Webb Corporation; Del Webb Home Construction, Inc.; Del Webb Limited Holding Co.; Del Webb Southwest Co.; Del Webb Texas Limited Partnership; Del Webb’s Coventry Homes Construction Co.; Del Webb’s Coventry Homes, Inc.; Del Webb’s Coventry Homes of Nevada, Inc.; DiVosta Building, LLC; DiVosta Homes Holdings, LLC; DiVosta Homes, L.P.; DW Homebuilding Co.; Nomas LLC; PH1 Corporation; PH3 Corporation; PH4 Corporation; PH 19 Corporation; PN II, Inc.; Potomac Yard Development LLC; Preserve II, Inc.; Pulte Arizona Services, Inc.; Pulte Building Systems Holding Company, LLC; Pulte Communities NJ, Limited Partnership; Pulte Development Corporation; Pulte Development New Mexico, Inc.; Pulte Home Corporation; Pulte Home Corporation of the Delaware Valley; Pulte Homes of Greater Kansas City, Inc.; Pulte Homes of Indiana, LLC; Pulte Homes of Michigan LLC; Pulte Homes of Minnesota LLC; Pulte Homes of New England LLC; Pulte Homes of New Mexico, Inc.; Pulte Homes of New York LLC; Pulte Homes of NJ, Limited Partnership; Pulte Homes of Ohio LLC; Pulte Homes of PA, Limited Partnership; Pulte Homes of St. Louis, LLC; Pulte Homes of Texas, L.P.; Pulte Homes Tennessee, Inc.; Pulte Homes Tennessee Limited Partnership; Pulte Land Company, LLC; Pulte Nevada I LLC; Pulte Payroll Corporation; Pulte Realty Holdings, Inc.; Pulte Realty Limited Partnership; Pulte Texas Holdings, LLC; Pulte/BP Murrieta Hills, LLC; RN Acquisition 2 Corp.; Terravita Home Construction Co.; and Wil Corporation.

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	the title and series of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

•	whether any Guarantor will provide a guarantee of the debt securities;

•	the total principal amount and priority of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear (or the method by which such interest will be determined), the regular record dates and interest payment dates for the debt securities (or the method by which such dates will be determined) and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any, on) and any interest on the debt securities will be payable and where the debt securities may be presented for registration of transfer or exchange;

•	the person to whom any interest will be payable, if other than the registered holder at the close of business on the regular record date;

•	any limit on the aggregate principal amount of the debt securities;

•	any mandatory or optional sinking fund, repurchase, redemption or analogous provisions of the debt securities;

•	the terms of any right of a holder to convert the debt securities into our common shares or other securities or property;

•	any provisions granting special rights to holders when a specified event occurs;

•	any provisions relating to the deferral of payment of any interest;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether any of the debt securities will be issuable in the form of global certificates and the circumstances under which global certificates may be exchanged for debt securities in definitive form; and

•	any other terms of the debt securities not inconsistent with the terms and provisions of the applicable indenture.

Each prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities of any series. Debt securities may be issued in one or more series or tranches as described in the applicable prospectus supplement.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and such foreign currency or currencies will be set forth in the applicable prospectus supplement.

Each indenture provides that the debt securities may be issued in one or more series, in each case as authorized by our Board of Directors from time to time. Each indenture also provides that there may be more than one trustee under the indenture, each with respect to one or more different series of debt securities. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee shall extend only to the one or more series of debt securities for which it is a trustee. If more than one trustee is acting under an indenture, the debt securities (whether of one or more than one series) for which each trustee is acting shall in effect be treated as if issued under separate indentures.

Denominations, Registration, Transfer and Exchange

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Global Certificates” below.

Registered debt securities of any series (other than registered debt securities in global form) will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

We are not required to issue, register the transfer of or exchange (i) debt securities of any series during the period beginning at the opening of business 15 days before the day of the selection for redemption of debt securities of that series and ending at the close of business on the day the relevant notice of redemption is mailed, (ii) any debt security so selected for redemption in whole or in part, except for the unredeemed portion of any debt security being redeemed in part or (iii) any debt security that has been surrendered for repayment at the option of the holder, except any portion of such debt security not to be so repaid.

Payment and Paying Agents

If we issue a series of debt securities only in registered form, we will maintain in the Borough of Manhattan, The City of New York and any other place of payment for those debt securities an office or agency where those debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the applicable indenture. We may also maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of that series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of those debt securities and the applicable indenture.

We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee under the applicable indenture as our agent to receive all presentations, surrenders, notices and demands with respect to the applicable series of debt securities. Unless otherwise specified in the applicable prospectus supplement, the applicable trustee’s corporate trust office in the Borough of Manhattan, The City of New York will be the office at which such presentations, surrenders, notices and demands may be made.

The principal of, premium, if any, and interest on the debt securities of any series will be payable at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee located in the United States.

Subordination of Subordinated Debt Securities

The Indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all of our Senior Indebtedness, including the senior debt securities, and it may also be senior in right of payment to all of our Subordinated Indebtedness. The prospectus supplement relating to any series of subordinated debt securities will summarize the subordination provisions of the subordinated indenture, including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Indebtedness, including the circumstances under which and the periods during which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of Senior Indebtedness applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Indebtedness applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Indebtedness to which the subordinated debt securities of that series will be subordinated and whether or not there is any limitation on our ability to issue additional amounts of such Senior Indebtedness.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default under the subordinated indenture arising from any such failure to make payment.

Guarantees

Payment of principal of, premium, if any, and interest on the debt securities may (if so specified in the applicable prospectus supplement) be irrevocably and unconditionally guaranteed, jointly and severally, by the Guarantors. Each guarantee will be an unsecured obligation of each Guarantor issuing such guarantee, and, in the case of a guarantee of senior debt securities, will be a senior unsecured obligation of the Guarantor issuing such guarantee and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of such Guarantor. In the case of subordinated debt securities, each Guarantor’s guarantee will be subordinated in right of payment to the Senior Indebtedness of such Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Indebtedness. No payment will be made by any Guarantor under its guarantee of any subordinated debt security during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each indenture provides that, in the event that any such guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under such guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor, permissible under the applicable fraudulent conveyance or similar law.

Only certain of our subsidiaries will guarantee the debt securities of any specified series. Since our subsidiaries are separate and distinct legal entities, our subsidiaries that do not guarantee the debt securities of any specified series will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of such specified series or to make any funds available therefor, whether by dividends, loans or other payments. The Guarantors will have no such obligation, other than as expressly provided in their guarantees. The payment of dividends and the making of loans and advances to us by our subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Substantially all our operating assets are held by our subsidiaries and, therefore, we are primarily dependent on the earnings and cash flows of our subsidiaries to meet our debt service obligations. Our right to receive any assets of any of our subsidiaries upon the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of that subsidiary (and, as a result, the right of the holders of the debt securities of any specified series to participate in those assets solely through us) will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, and preferred stock holders, except to the extent that we are a creditor of that subsidiary; holders of the debt securities of any specified series will only have a direct right to participate in any such distribution of the assets of any of our subsidiaries if such subsidiary is a Guarantor of the debt securities of such specified series. Accordingly, unless a subsidiary of ours is guaranteeing the debt securities of any specified series as described above, holders of any indebtedness or preferred stock of that subsidiary and other creditors of that subsidiary, including trade creditors, will have claims on the assets of that subsidiary that are prior to the claims of the holders of the debt securities of such specified series.

Global Certificates

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in the applicable prospectus supplement.

The specific terms of the depository arrangements with respect to any debt securities of a series will be described in the applicable prospectus supplement.

Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited shall be designated by the underwriters of or agents for the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the applicable indenture. Generally, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of PulteGroup, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and the payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global certificate may not be transferred except in whole to a nominee of the depository for such global certificate, or by a nominee of the depository to the depository or another nominee of the depository, or by the depository or any such nominee to a successor depository or a nominee of such successor depository.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.

Events of Default

“Event of default” when used in an indenture will mean any of the following:

•	default in the payment of any interest on any debt security when due, and the continuance of such default for a period of 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	default in the payment of the principal of (or any premium on) any debt security when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	default in the deposit of any sinking fund payment when due, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•	default or breach by us, the Guarantors or any Restricted Subsidiary, in the performance of any covenant or warranty in the indenture (other than a default or breach specifically addressed by another event of default), which default or breach continues for a period of 60 days after receipt of written notice by us from the trustee or by us and such trustee from the holders of not less than 25% in principal amount of all outstanding debt securities under that indenture;

•	any default under an instrument evidencing or securing any Indebtedness (other than Non-Recourse Land Financing) of ours or of any Guarantor or Restricted Subsidiary in an aggregate principal amount of $10 million or more, resulting in the acceleration of such Indebtedness, or due to the failure to pay such Indebtedness at maturity;

•	any guarantee in respect of any debt security by a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by any Guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms (other than by reason of the termination of the indenture or the release or discharge of any such guarantee in accordance with the terms of the indenture), provided, however, that if we or any Guarantor asserts in writing that any such guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an event of default for purposes of this paragraph (if (i) such written assertion is accompanied by an opinion of counsel to the effect that, as a matter of law, the defect or defects rendering such guarantee unenforceable can be remedied within 10 days of the date of such assertion, (ii) we or such Guarantor delivers an officers’ certificate to the effect that we or such Guarantor represents that such defect or defects shall be so remedied within such 10-day period, and (iii) such defect or defects are in fact so remedied within such 10-day period);

•	certain events of bankruptcy, insolvency or reorganization involving us or any Significant Subsidiary; and

•	any other event of default with respect to a particular series of debt securities included in any applicable indenture or any supplemental indenture thereto, which event of default will be described in the applicable prospectus supplement.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal of (or premium, if any), or interest or any sinking fund installment on, any debt security, if it considers such withholding of notice to be in the interest of the holders.

If an event of default (other than one relating to events of bankruptcy, insolvency or reorganization) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities issued under the applicable indenture may declare the entire principal amount of all of the outstanding debt securities issued under that indenture to be due and payable immediately, but upon certain conditions, such declaration may be annulled and past defaults (except, unless cured, a default in payment of principal of or interest) may be waived by the holders of a majority in principal amount of all outstanding debt securities issued under that indenture. If an event of default relating to an event of bankruptcy, insolvency or reorganization occurs and continues, then the principal amount of all the outstanding debt securities issued under that indenture shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

In the event of a declaration of acceleration in respect of the outstanding debt securities under an indenture because of an event of default described in the fifth bullet above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if such other Indebtedness has been discharged or the holders of such other Indebtedness have rescinded their declaration of acceleration of such other Indebtedness, and written notice of such discharge or rescission has been given to the trustee under the applicable indenture, within 60 days after the declaration of acceleration with respect to the outstanding debt securities under the indenture.

Each indenture contains provisions entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities outstanding thereunder before proceeding to exercise any right or power under the indenture at the request of the holders of such debt securities. Each indenture also provides that the holders of a majority in principal amount of the outstanding debt securities issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercise any trust or power conferred on the trustee, provided that (i) such direction does not conflict with any rule of law or the indenture, (ii) the trustee may take any other action that is not inconsistent with such direction and (iii) the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities outstanding thereunder not consenting. Each indenture contains a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants under the indenture and the occurrence and continuance, if any, of any event of default.

Each indenture limits the right to institute legal proceedings. No holder of any debt security will have the right to institute any proceeding with respect to the indenture, or for any remedy under the indenture unless:

•	such holder has previously given written notice of a continuing event of default to the trustee;

•	the holders of not less than 25% in principal amount of the outstanding debt securities issued under the indenture shall have made a written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee fails to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity ; and

•	no direction inconsistent with the written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities issued under the indenture.

However, any right of a holder of any debt security to receive payment of the principal of (premium, if any) and any interest on such debt security on or after the dates expressed in such debt security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is trustee under the senior indenture, pursuant to which certain of our senior debt securities are outstanding. The Bank of New York Mellon Trust Company, N.A. or other banks or trust companies will act as trustee under any indenture pursuant to which any debt securities will be issued. The Bank of New York Mellon Trust Company, N.A. provides banking services to us and our subsidiaries from time to time.

The trustee under an indenture may resign with respect to one or more series of debt securities or may be removed with respect to any series of debt securities by holders of not less than a majority in principal amount of outstanding debt securities of such series and a successor trustee may be appointed to act with respect to each such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under a single indenture, each such trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Defeasance of Debt Securities and Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, the following provisions shall apply to each series of debt securities.

Legal Defeasance. Each indenture provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have been discharged from our obligations with respect to all outstanding debt securities of such series on the date those conditions are satisfied. This means that we shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding debt securities and to have satisfied all our other obligations under such outstanding debt securities and, insofar as such debt securities are concerned, the indenture, except for:

•	the rights of holders of outstanding debt securities of such series to receive, solely from the trust fund described in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below, payments of the principal of (and premium, if any, on) and interest on the outstanding debt securities of such series when due; and

•	a limited number of other provisions of the indenture, including provisions relating to temporary securities, transfers and exchanges of, and the maintenance of offices or agencies for paying or registering the transfer or exchange of, the debt securities of such series, the replacement of stolen, lost or mutilated debt securities of such series, the conversion or exchange of the debt securities of such series, if applicable, and, in the case of the subordinated indenture, and the rights of holders of such outstanding debt securities to require us to repurchase or repay, and our obligations to repurchase or repay such outstanding debt securities at the option of the holders thereof.

We refer to this as “legal defeasance.”

Covenant Defeasance. Each indenture further provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we will be released, on and after the date such conditions are satisfied, from our obligations with respect to all outstanding debt securities of such series under the covenant described under the heading “Consolidation, Merger and Sale of Assets,” the covenants described under the heading “Certain Covenants in the Senior Indenture” below in the case of the senior indenture, any additional covenants applicable to the debt securities of such series which may be identified in the applicable prospectus supplement as being subject to covenant defeasance, the events of default described under the fifth bullet point and, if applicable, the last bullet point, under the heading “Events of Default” above. This means that, with respect to the outstanding debt securities of such series, we may omit to comply with and shall have no liability for any such covenant and such omission to comply will not constitute an event of default or an event which after notice or passage of time or both would be an event of default. We refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of the debt securities of any series, the following conditions must be satisfied, among other things:

(a) we must irrevocably deposit or cause to be deposited with the trustee as trust funds (i) an amount in cash, (ii) U.S. Government Obligations applicable to such debt securities that, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such debt securities, money in an amount, or (iii) a combination of cash and U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay and discharge, the principal of (and premium, if any, on) and interest on such outstanding debt securities on the stated maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest and any mandatory sinking fund payments or analogous payments applicable to such outstanding debt securities when due and payable, and we must have given the trustee irrevocable instructions to apply such money or the proceeds of such U.S. Government Obligations to those payments;

(b) no event of default or event which after notice or passage of time or both would be an event of default will have occurred and be continuing on the date of such deposit;

(c) in the case of legal defeasance, we must deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

(c) in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and those debt securities are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates those payments are due or, if applicable, on a redemption date, but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Unless otherwise provided in the applicable prospectus supplement, when we use the term “U.S. Government Obligations,” we mean securities which are (a) direct obligations of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit of the United States, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on, or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest or principal of the U.S. Government Obligation evidenced by such depository receipt.

Effect of Legal Defeasance and Covenant Defeasance on Subordination Provisions. Unless otherwise provided in an applicable prospectus supplement, upon the effectiveness of any legal defeasance or covenant defeasance with respect to any series of subordinated debt securities, all of the subordinated debt securities of such series shall cease to be so subordinated and shall no longer be subject to the subordination provisions of such series of subordinated debt securities and all moneys and U.S. Government Obligations deposited with the trustee in connection with such legal defeasance or covenant defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on such subordinated debt securities as and when the same shall become due and payable notwithstanding such subordination provisions.

Satisfaction and Discharge

An indenture will cease to be of any further effect with respect to any series of debt securities issued thereunder if:

•	all outstanding debt securities of such series have (subject to certain exceptions) been delivered to the trustee for cancellation; or

•	all outstanding debt securities of such series and, in the case of the following clause (i) or (ii), not previously delivered to the trustee for cancellation, (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in each such case, we have irrevocably deposited with the trustee as trust funds in trust an amount in cash sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of that series and satisfy certain other conditions specified in the indenture. We refer to this as “satisfaction and discharge.”

Notwithstanding the satisfaction and discharge of an indenture with respect to the debt securities of any series, a limited number of provisions of such indenture shall remain in effect.

Effect of Satisfaction and Discharge on Subordination Provisions. Unless otherwise provided in an applicable prospectus supplement, upon the effectiveness of any satisfaction and discharge with respect to any series of subordinated debt securities, all of the subordinated debt securities of such series shall cease to be so subordinated and shall no longer be subject to the subordination provisions of such series of subordinated debt securities and all moneys deposited with the trustee in connection with such satisfaction and discharge, and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on such subordinated debt securities as and when the same shall become due and payable notwithstanding such subordination provisions.

Consolidation, Merger and Sale of Assets

Except as may otherwise be provided in a prospectus supplement, neither we, the Guarantors nor the Restricted Subsidiaries will consolidate or merge into or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its assets to another person unless:

•	the person is a corporation, limited liability company, limited partnership or similar entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia;

•	the person assumes by supplemental indenture all our or such Guarantor’s or Restricted Subsidiary’s obligations, as the case may be, under the applicable debt securities and guarantees and the applicable indenture; and

•	immediately after the transaction no default exists, provided, that this prohibition will not restrict or be applicable to a consolidation or merger into, or liquidation, sale, assignment, conveyance, transfer or lease or other disposition of all or substantially all of our assets or the assets of any Guarantor or any Restricted Subsidiary with or into another subsidiary that is wholly-owned, directly or indirectly, by us that is, or concurrently with the completion of such transaction becomes, a Guarantor or a Restricted Subsidiary that is wholly-owned, directly or indirectly, by us.

Upon any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the successor person will be substituted for us or such Guarantor or Restricted Subsidiary, as applicable, under the applicable indenture. The successor person may then exercise every power and right of ours or such Guarantor or Restricted Subsidiary under the applicable indenture, and, except in the case of any such lease, we or such Guarantor or Restricted Subsidiary, as applicable, will be discharged from all of our respective obligations and covenants under the applicable indenture and debt securities.

In the case of the senior indenture, if, upon any consolidation of us, any Guarantor or any Restricted Subsidiary with or merger of us, any Guarantor or any Restricted Subsidiary into another person, or upon any sale, assignment, conveyance, lease, transfer or other disposition of our property or the property of any Guarantor or Restricted Subsidiary substantially as an entirety to any other person, any property or assets of ours, any Guarantor or any Restricted Subsidiary would become subject to any Security Interest (unless such Security Interest would be permitted under “—Certain Covenants—Restrictions on Secured Debt” below) prior to or simultaneously with such transaction, we, such Guarantor or such Restricted Subsidiary will, as to such property or assets, secure the outstanding debt securities issued under the senior indenture equally and ratably with (or prior to) such other obligation or liability so secured, or will cause such debt securities to be so secured.

Modification and Waiver

With the consent of the holders of at least a majority in principal amount of the outstanding debt securities issued under the applicable indenture affected thereby, we and the trustee may enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of that indenture or modifying in any manner the rights of the holders of the debt securities, except that no such supplemental indenture may, without the consent of the holder of each outstanding debt security affected by the supplemental indenture, among other things:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or interest rate on, any debt security, or any premium payable upon the redemption of, any debt security;

•	change the currency in which any debt security or any premium or interest on any debt security is payable;

•	adversely affect any right of repayment at the option of any holder of any debt security;

•	change the place where any debt security or any premium or interest on any debt security is payable, or impair the right to institute suit for the enforcement of any such payment on or after its stated maturity (or in the case of redemption or repayment at the option of the holder, on or after the applicable redemption or repayment date, as the case may be);

•	adversely effect the right to convert any debt security under the provisions of the indenture relating to conversion of debt securities, or modify the provisions of the indenture relating to any applicable right to repayment upon a change of control related event;

•	reduce the percentage in principal amount of outstanding debt securities issued under the indenture, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided in the indenture;

•	modify any of the provisions regarding the modification of the indenture, waivers of past defaults and waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

•	solely with respect to the subordinated indenture, modify any of the subordination provisions of the subordinated indenture (including related definitions).

Without the consent of any holder of debt securities issued under the applicable indenture, we and the trustee may enter into supplemental indentures for any of the following purposes:

•	to evidence the succession of another person to us or any Guarantor and the assumption by any such successor of our or such Guarantor’s covenants, as applicable, under the indenture and the debt securities;

•	to add to our covenants or the covenants of any Guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or such Guarantor by the indenture;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•	to secure the debt securities under the indenture;

•	to establish the form or terms of the debt securities of any series;

•	to add Guarantors;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to close the indenture to authentication and delivery of additional series of debt securities, to cure any ambiguity or defect, to correct or supplement any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action does not adversely affect the interests of holders of the debt securities of any series in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of debt securities of such series or any other series in any material respect.

The holders of at least a majority in principal amount of the outstanding debt securities under an indenture may, on behalf of the holders of all debt securities issued thereunder, waive any past default and its consequences under the indenture. However, they may not waive a default (1) in the payment of the principal of (or premium, if any) or any interest on any debt security or (2) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

Certain Covenants in the Senior Indenture

In this section we describe the principal covenants that will apply to the debt securities to be issued under the senior indenture unless otherwise indicated in the applicable prospectus supplement. We make use of several defined terms; the associated definitions are located at the end of this section.

Restrictions on Secured Debt. The senior indenture provides that we will not at any time, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt without first making effective provision (and, in such case, we and the Restricted Subsidiaries will first make or cause to be made effective provision) whereby the debt securities of all series outstanding under the senior indenture (together with any other Indebtedness of ours or such Restricted Subsidiary then entitled to be so secured) will be secured equally and ratably with (or prior to) any and all other Indebtedness thereby secured for so long as such Indebtedness is so secured, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured solely by one or more of the following Security Interests:

(1) Security Interests on model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

(2) Security Interests (i) on property existing at the time of its acquisition by us or a Restricted Subsidiary, which Security Interests secure obligations assumed by us or a Restricted Subsidiary, or (ii) existing on the property of a corporation or firm at the time such corporation or firm is merged into or consolidated with us or a

Restricted Subsidiary (in each case of subclause (i) and (ii), other than (x) Secured Debt created, incurred, assumed or guaranteed in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or (y) where the Security Interest securing such Secured Debt attaches to or affects our property or the property of a Restricted Subsidiary prior to such acquisition, merger or consolidation);

(3) Conditional sales agreements or title retention agreements with respect to any property acquired by us or a Restricted Subsidiary; and

(4) Security Interests securing Indebtedness of a Restricted Subsidiary owing to us or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by us or Security Interests securing our Indebtedness owing to a Guarantor.

Permitted Secured Debt also includes any amendment, restatement, supplement, renewal, replacement, extension or refunding (or successive amendments, restatements, supplements, renewals, replacements, extensions or refundings) in whole or in part, of any Secured Debt secured by any Security Interest permitted under clauses (2) – (4) above, provided, however, that the principal amount of the Secured Debt secured thereby shall not exceed the principal amount outstanding immediately prior to such amendment, restatement, supplement, renewal, replacement or refunding, and that the Security Interest securing such Secured Debt shall be limited to the property which, immediately prior to such amendment, restatement, supplement, renewal, replacement or refunding secured such Secured Debt and conditions to such property.

Notwithstanding the above, we and our Restricted Subsidiaries may also create, incur, assume or guarantee Secured Debt, without equally and ratably securing the debt securities, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) above and any Secured Debt in relation to which the debt securities under the senior indenture have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire indebtedness or to the purchase of property as described under clause (3) of “Restrictions on Sale and Leaseback Transactions” below) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

The provisions described above with respect to limitations on Secured Debt are not applicable to certain Non-Recourse Land Financing by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions. The senior indenture also provides that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1) notice of such sale or transfer is promptly given to the trustee;

(2) the net proceeds received by us or the relevant Restricted Subsidiary for the property sold or transferred is at least equal to the fair value (as determined in good faith pursuant to a resolution of the Board of Directors (or duly authorized committee thereof) of PulteGroup, Inc. delivered to the trustee) of the property sold or transferred; and

(3) we or such Restricted Subsidiary apply, within 365 days after the effective date of such sale or transfer, or shall have committed within one year after such effective date to apply, an amount at least equal to the net proceeds therefrom either to:

•	the retirement or optional redemption of debt securities of any series under the senior indenture (including the cancellation by the trustee of any debt securities of any series under the senior indenture delivered by PulteGroup, Inc. to the trustee);

•	the repayment of other Senior Indebtedness of PulteGroup, Inc. or Guarantor Senior Indebtedness;

•	the purchase by us or any Restricted Subsidiary of property substantially similar to the property sold or transferred; or

•	a combination of the above;

provided, however, that if we commit to apply an amount at least equal to the net proceeds of a sale or transfer to the retirement or redemption of debt securities issued under the senior indenture, the repayment of other Indebtedness or the purchase of property, as described in clause (3) above, such commitment shall be made in a written instrument delivered by us to the trustee and shall require us to so apply said amount within 18 months after the effective date of such sale or transfer.

In addition, we and our Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) described in “Restrictions on Secured Debt,” above or Secured Debt in relation to which the debt securities have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire Indebtedness or to the purchase of property as described in clause (3) above) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Other than the above-described covenants, there are no covenants or provisions contained in the senior indenture (and there are no covenants or provisions at all in the subordinated indenture) which may afford holders of debt securities protection in the event of a highly leveraged transaction involving PulteGroup, Inc.

In addition, we may omit to comply with “Restrictions on Secured Debt” and “Restrictions on Sale and Leaseback Transactions” if the holders of at least a majority in principal amount of all outstanding debt securities issued under the senior indenture affected thereby waive such compliance.

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of all series issued under the senior indenture, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease entered into in connection with such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case for purposes of this definition the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Bank Credit Facility” means collectively, the (i) Credit Agreement, dated as of July 23, 2014, by and among Pulte Group Inc., Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, The Royal Bank of Scotland Plc, Suntrust Bank and Citibank, N.A., as co-documentation agents, BNP Paribas, Comerica Bank and PNC Bank, N.A., as managing agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, .J.P. Morgan Securities LLC, RBS Securities Inc., and Suntrust Robinson Humphrey Inc., as joint lead arrangers and joint bookrunners, and (ii) Term Loan Agreement, dated September 30, 2015, by and among Pulte Group, Inc., Bank of America, N.A., as administrative agent, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Suntrust Robinson Humphrey, Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners and, in each case, any related documents (including, without limitation, any guarantees), as such agreements (and such related documents) may be amended, restated, amended and restated, supplemented, renewed, replaced or otherwise modified from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness thereof or increasing the amount to be borrowed under such agreements or any successor agreement, whether or not by or among the same parties.

“Capitalized Lease Obligation” means any obligation under any capital lease or real or personal property that, in accordance with U.S. generally accepted accounting principles, has been recorded as a capitalized lease obligation.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including PulteGroup, Inc., the parent company) together with the total amount of assets that would be included on PulteGroup, Inc.’s balance sheet, not including its Subsidiaries, under U.S. generally accepted accounting principles (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities and liability items, except for (i) liabilities and liability items payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and (ii) liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Accounting Standards Codification No. 715;

(2) Investments in Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Guarantor Senior Indebtedness” means the principal of, premium on, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) and other amounts due on or in connection with any Indebtedness of any Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be pari passu with the Guarantees. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) on all obligations of every nature of any Guarantor under the Bank Credit Facility, the Indenture and any interest rate or foreign exchange agreement now existing or hereinafter entered into by any Guarantor with any lender under the Bank Credit Facility, including, without limitation, all fees, expenses (including fees and expenses of counsel), claims, charges and indemnity obligations. Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include (1) Indebtedness of any Guarantor that is expressly subordinated in right of payment to such Guarantor’s Guarantee, (2) Indebtedness of any Guarantor that by operation of law is subordinate to any general unsecured obligations of such Guarantor, (3) Indebtedness of any Guarantor to the extent incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Lease-back Transactions,” (4) Indebtedness of any Guarantor to PulteGroup, Inc. or any of its Subsidiaries, (5) any liability for federal, state, local or other taxes owed or owing by any Guarantor, and (6) trade payables owed or owing by any Guarantor.

“Indebtedness” means (i) any liability of any person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed or that is otherwise its legal liability; (iii) all Indebtedness referred to in (but not excluded from) clauses (i) and (ii) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (iv) any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (i), (ii) and (iii) above.

“Investment” means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. “Investments” shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. “Non-Recourse Land Financing” means any Indebtedness of ours or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to us or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which we or such Restricted Subsidiary are not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Security Interests or other recourse, obligations or liabilities in respect of specific land or other real property interests of ours or such Restricted Subsidiary; provided that recourse, obligations or liabilities of ours or such Restricted Subsidiary solely for indemnities, covenants or breach of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

“Redeemable Capital Stock” means any capital stock of PulteGroup, Inc. or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the debt securities of any series issued under the senior indenture or (ii) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (iii) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Guarantor and any other of PulteGroup, Inc.’s Subsidiaries as of the date of the applicable indenture and any successor to such Guarantor or Subsidiary other than (i) First Heights Holding Corp., LLC, Pulte Financial Companies, Inc., Pulte Mortgage LLC, Pulte Diversified Companies, Inc. or North American Builders Indemnity Corporation; (ii) Del Webb Mortgage LLC and (iii) any successor to any of the Subsidiaries described in clauses (i) and (ii).

“Sale and Leaseback Transaction” means any sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or one or more Restricted Subsidiaries) of any property which is either (i) a manufacturing plant, warehouse or office building whose book value constitutes 1% or more of Consolidated Net Tangible Assets as of the date of determination, or (ii) any property which is a parcel of real property other than a manufacturing plant, warehouse, office building, or model home whose book value constitutes 5% or more of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in any of our property or the property of any Restricted Subsidiary or a portion thereof or (ii) a Security Interest in any shares of stock owned directly or indirectly by us or any Restricted Subsidiary in a corporation or in equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in our rights or the rights of any Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided, that “Secured Debt” does not include Non-Recourse Land Financing that consists exclusively of “land under development,” “land held for future development” or “improved lots and parcels,” as such categories of assets are determined in accordance with U.S. generally accepted accounting principles. The securing in the foregoing manner of any indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time such security is given.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

“Senior Indebtedness” means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an Event of Default under the senior indenture or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any Indebtedness of PulteGroup, Inc., whether outstanding on the date hereof or hereafter created, incurred or assumed, including under the debt securities issued under the senior indenture and under the Bank Credit Facility, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the debt securities issued under the senior indenture. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) Indebtedness of PulteGroup, Inc. that is expressly subordinated in right of payment to any Senior Indebtedness of PulteGroup, Inc., (2) Indebtedness of PulteGroup, Inc. that by operation of law is subordinate to any general unsecured obligations of PulteGroup, Inc., (3) Indebtedness of PulteGroup, Inc. to any Subsidiary, (4) Indebtedness incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Lease-back Transactions,” (5) to the extent it might constitute Indebtedness, any liability for federal, state or local taxes or other taxes, owed or owing by PulteGroup, Inc., and (6) to the extent it might constitute Indebtedness, trade account payables owed or owing by PulteGroup, Inc.

“Significant Subsidiary” means any Subsidiary (i) whose revenues exceed 10% of the total revenues of PulteGroup, Inc., in each case for the most recent fiscal year, or (ii) whose net worth exceeds 10% of the total stockholders’ equity of PulteGroup, Inc., in each case as of the end of the most recent fiscal year.

“Subsidiary” means any corporation of which at the time of determination PulteGroup, Inc., directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

DESCRIPTION OF CAPITAL STOCK

The following general summary of our capital stock and certain provisions of the Michigan Business Corporation Act (“MBCA”) is qualified in its entirety by reference to our restated articles of incorporation, as amended (the “Articles of Incorporation”), and the MBCA.

Common Shares

We are authorized by our Articles of Incorporation to issue 500,000,000 common shares. As of February 1, 2016, 349,148,351 common shares were issued and outstanding.

The holders of our common shares are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors. The holders of our common shares do not have any cumulative value, conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common shares will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding.

Our common shares are listed on the New York Stock Exchange. We intend to apply to the New York Stock Exchange to list the additional common shares offered hereby and issuable upon conversion of convertible securities, if any. Computershare Trust Company, N.A. is the transfer agent and registrar for our common shares.

Preferred Shares

We are also authorized by our Articles of Incorporation to issue 25,000,000 preferred shares, par value $.01 per share, none of which have been issued. Our Board of Directors has authority to divide the 25,000,000 preferred shares into series and to fix the rights and preferences of any series so established. Variations between different series may be created by the Board of Directors with respect to such matters as voting rights, rate of dividend, priority of payment, rights of accumulation, redemption or signing fund terms, preferences upon liquidation or dissolution, conversion rights and any other preferences or rights.

If we offer preferred shares pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred shares not already described in this prospectus, including the following, where applicable:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares will accumulate; the dividend periods (or the method of calculating the dividend periods);

•	whether and the extent to which such preferred shares shall be entitled to participate in dividends with shares of any other series or class of stock;

•	the voting rights of the preferred shares, if any;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation, dissolution or winding-up;

•	whether or not the shares of the series will be convertible into or exchangeable for securities and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion or exchange price or the manner of determining it;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether the preferred shares of the series will be listed on a national securities exchange or quoted on an automated quotation system;

•	federal income tax considerations; and

•	the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the provisions of our Articles of Incorporation in the certificate of designation relating to a series of preferred shares which will be filed with the SEC.

Series A Preferred Shares

Of our 25,000,000 authorized preferred shares, our board of directors has designated 500,000 shares as “Series A Junior Participating Preferred Shares” (the “Series A Preferred Shares”).

Ranking

The Series A Preferred Shares will rank junior to all other series of our preferred shares as to payment of dividends and the distribution of assets, whether or not upon our dissolution, liquidation or winding up, unless the terms of any such series provides otherwise.

Dividends

Subject to the rights of any senior-ranking stock, commencing upon the first quarterly dividend payment date after the first issuance of shares of Series A Preferred Shares, holders of our Series A Preferred Shares are entitled to receive quarterly dividends in an amount per share equal to the greater of (i) $1.00 per share or (ii) subject to certain adjustment provisions, 1000 times the aggregate per share amount of all cash dividends plus 1000 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in common shares or a subdivision of our outstanding common shares (by reclassification or otherwise)(collectively, “common share adjustments”)) declared on our common shares since the immediately preceding quarterly dividend payment date or, with respect to the first quarterly dividend payment date, since the first issuance of any shares of Series A Preferred Shares, all subject to adjustment in the event of a declaration of a common-share-dividend on our common shares or a subdivision or combination of our outstanding shares.

Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the quarterly dividend payment date immediately following the date of issue of such Series A Preferred Shares, unless such shares are issued prior to the record date for the first quarterly dividend payment date, in which case dividends on such shares shall begin to accrue from the date such shares are issued, or unless such shares are issued on a quarterly dividend payment date or a date after the record date for a quarterly dividend and before such quarterly dividend payment date, in either of which events such dividends will begin to accrue and be cumulative from such quarterly dividend payment date. Accrued but unpaid dividends on the Series A Preferred Shares will not bear interest.

Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares are in arrears, until all such arrears, whether or not declared, have been paid in full, we may not:

•	declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire any of our common shares or other shares ranking junior to the Series A Preferred Shares;

•	declare or pay dividends on or make any other distributions on any shares ranking equally with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such equal-ranking shares on which dividends are payable or in arrears;

•	redeem or purchase or otherwise acquire any shares ranking equally with the Series A Preferred Shares, except such redemption, purchase or acquisition is done in exchange for shares of our capital stock ranking junior to the Series A Preferred Shares;

•	purchase or otherwise acquire any Series A Preferred Shares or any shares ranking equally with the Series A Preferred Shares, except in accordance with a purchase offer made to all holders of such shares upon such terms as our board of directors determines in good faith will result in fair and equitable treatment among such shares.

Voting

Holders of Series A Preferred Shares are entitled to 1000 votes per share held (subject to adjustment for common share adjustments). Except as otherwise provided by law or the Series A Preferred Shares’ certificate of designation, holders of Series A Preferred Shares will be entitled to vote collectively as a single class with holders of our common shares on all matters submitted to a vote of our shareholders. In addition, at any time dividends on any Series A Preferred Shares are in arrears in an amount equal to six quarterly dividends, holders of Series A Preferred Shares and holders of our other outstanding preferred shares, if any, with dividends in arrears in an amount equal to six quarterly dividends, voting as a class, irrespective of series, will have the right to elect two directors to our board of directors. Holders of Series A Preferred Shares will cease to be entitled to participate in such election when all accrued and unpaid dividends on all outstanding Series A Preferred Shares for all previous quarterly dividend periods and for the current quarterly dividend period have been declared and paid or set apart for payment.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of Series A Preferred Shares shall be entitled to receive a liquidation payment in an amount per Series A Preferred Share equal to $1,000, plus all accrued and unpaid dividends and distributions on such share, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). After payment of the full amount of the Series A Liquidation Preference to which they are entitled, holders of Series A Preferred Shares shall not receive any additional distributions unless holders of our common shares have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as adjusted for common share adjustments). After we have paid the full amount of the Series A Liquidation Preference and the Common Adjustment to all entitled holders, holders of Series A Preferred Shares and holders of our common shares shall share ratably in our remaining assets. If our available assets are insufficient to pay the Series A Liquidation Preference and the liquidation preference of all other series of our preferred shares, if any, ranking equally with the Series A Preferred Shares, then we shall distribute our remaining assets ratably to the holders of Series A Preferred Shares and such other preferred shares in proportion to their respective liquidation preferences.

Redemption

The Series A Preferred Shares are not redeemable.

Protection Against Adverse Amendments

Our Articles of Incorporation may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares without the affirmative vote of the holders of a majority of the outstanding Series A Preferred Shares, voting separately as a class.

Transfer Restrictions

Our By-laws contain certain restrictions on the direct or indirect transfer of (i) our common shares, (ii) our preferred shares (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code of 1986, as amended (the “Code”)), (iii) warrants, rights or options (including options within the meaning of Sections 1.382-2T(h)(4)(v) and 1.382-4 of the regulations promulgated under the Code by the United States Department of the Treasury (“Treasury Regulations”)) to purchase our securities and (iv) any interest in us that would be treated as “stock” pursuant to Treasury Regulation § 1.382-2T(f)(18). The restrictions are designed to prohibit any such transfers that could limit or impair our ability to use our net operating loss carryforwards, capital loss forwards, general business credit carryforwards, alternative minimum tax credit forwards, foreign tax credit carryforwards, and similar tax benefits (collectively, the “tax benefits”).

Specifically, subject to certain limited exceptions, the transfer restrictions prohibit any such transfers (including the creation or grant of an option) to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons would become the owner of 4.9% or more of our outstanding common shares, whether directly or indirectly, or (ii) the percentage ownership of an existing 4.9%-or-more holder of our outstanding common shares would increase. For purposes of the transfer restrictions, a person’s ownership of our common shares is regarded as including shares such person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such person under Section 382 of the Code, and the Treasury Regulations thereunder.

The transfer restrictions will remain in effect until (i) the repeal of Section 382 of the Code or any successor law if our board of directors determines that the transfer restrictions are no longer necessary for the preservation of the tax benefits, (ii) the beginning of a taxable year of ours to which our board of directors determines that no tax benefits may be carried forward or (iii) such date as our board of directors shall fix as the expiration date of the transfer restrictions.

The transferee of any such prohibited transfer will not be recognized as our shareholder for any purpose whatsoever in respect of the shares which are the subject of the prohibited transfer (such shares, the “excess shares”). Until the excess shares are acquired by another person in a transfer that is not prohibited, the purported transferee will not be entitled with respect to such excess shares to any rights as our shareholder, including the right to vote such excess shares and to receive dividends or distributions, whether liquidating or otherwise, in respect of such excess shares, if any, and the excess shares will be deemed to remain with the transferor unless and until the excess shares are transferred in a manner permitted under our by-laws.

As a condition to the registration of the transfer of any shares, any person who is a beneficial, legal or record holder of any shares, and any proposed transferee and any person controlling, controlled by or under common control with the proposed transferee, shall provide such information as we may request from time to time to determine compliance with these transfer restrictions or the status of our tax benefits.

Rights Plan

On March 18, 2010, we entered into an Amended and Restated Section 382 Rights Agreement (as amended as of March 14, 2013, the “rights plan”) with Computershare Trust Company, N.A., as rights agent, which amended and restated that certain Section 382 Rights Agreement, dated as of March 5, 2009, as amended as of April 7, 2009 and as of September 24, 2009 (collectively, the “Original Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent. Our board of directors had previously declared a dividend distribution of one preferred share purchase right for each outstanding common share to shareholders of record at the close of business on March 16, 2009, pursuant to the Original Rights Agreement.

Our board of directors adopted the rights plan in an effort to protect shareholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the “NOLs”) and certain other tax benefits to reduce potential future U.S. federal income tax obligations. If we experience an “ownership change,” as defined in Section 382 of the Code and the regulations thereunder, our ability to fully utilize the NOLs and certain other tax benefits on an annual basis will be substantially limited, and the timing of the usage of the NOLs and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets.

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of our (i) common shares, (ii) preferred shares (other than preferred shares described in Section 1504(a)(4) of the Code), and (iii) any other interest in us that would be treated as “stock” pursuant to Treasury Regulation § 1.382-2T(f)(18) (collectively, “covered securities”).

The following general summary of the rights plan is qualified in its entirety by reference to the rights plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Rights. Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a Series A Preferred Share at a purchase price of $50 per right, subject to adjustment. Our common shares issued while the rights plan is in effect will be issued with rights attached.

Acquiring Person. Under the rights plan, an “acquiring person” is any person or group, who or which, together with its affiliates and associates, becomes a beneficial owner of 4.9% or more of our covered securities, other than solely as a result of (a) a reduction in the amount of our covered securities outstanding; (b) the exercise of any options, warrants, rights or similar interests (including restricted shares) granted by us to our directors, officers and employees; (c) any unilateral grant of any of our covered securities by us or (d) any issuance of our covered securities by us or any share dividend, share split or similar transaction effected by us in which all holders of our covered securities are treated equally.

A person shall be deemed to be a “beneficial owner” of, shall be deemed to have “beneficial ownership” and shall be deemed to “beneficially own” any securities which such person directly owns, or would be deemed to constructively own, pursuant to Section 382 of the Code and the regulations promulgated thereunder.

The term “acquiring person,” however, does not include:

•	us, any of our subsidiaries, any employee benefit plan or other compensation arrangement of ours or of any of our subsidiaries, or any entity organized, appointed or established by us or any of our subsidiaries for or pursuant to the terms of any such plan or compensation arrangement;

•	any person or group, who or which, together with its affiliates and associates, beneficially owned 4.9% or more of our covered securities as of March 5, 2009, so long as such shareholder does not acquire any additional shares of our covered securities without our prior written approval, other than pursuant to or as a result of (a) a reduction in the amount of our covered securities outstanding; (b) the exercise of any options, warrants, rights or similar interests (including restricted shares) granted by us to our directors, officers and employees; (c) any unilateral grant of any of our covered securities by us or (d) any issuance of our covered securities by us or any share dividend, share split or similar transaction effected by us in which all holders of our covered securities are treated equally;

•	any exempted person (as defined below);

•	William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte or the spouse of any such descendant, the estate of any of the foregoing or any trust or other arrangement for the benefit of any of the foregoing or any charitable organization established by any of the foregoing (the “Pulte Family”);

•	any group which includes any member or members of the Pulte Family if a majority of the covered securities of such group are beneficially owned by a member or members of the Pulte Family;

•	any person or group who becomes the beneficial owner of 4.9% or more of our covered securities as a result of an exempted transaction (as defined below);

•	any person whom or which our board of directors in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of our covered securities, so long as such person promptly enters into, and delivers to us, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of our covered securities so that such person would no longer be a beneficial owner of 4.9% or more of our covered securities; or

•	any affiliate, associate or stockholder of Centex Corporation, or the general partners, limited partners or members of such stockholders who would have been an acquiring person solely as a result of the execution, delivery or performance of the merger agreement between us and Centex or certain voting agreements relating to such merger until such time that such person acquires beneficial ownership of additional covered securities of ours.

Our board of directors may, in its sole discretion, exempt any person or group who would otherwise be an acquiring person from being deemed an acquiring person for purposes of the rights plan if it determines at any time prior to the time at which the rights are no longer redeemable that the beneficial ownership of such person or group would not jeopardize, endanger or limit (in timing or amount) the availability of our NOLs and other tax benefits. Any such person or group is an “exempted person” under the rights plan. Our board of directors, in its sole discretion, may subsequently make a contrary determination and such person would then become an acquiring person.

An “exempted transaction” is a transaction that our board of directors determines, in its sole discretion, is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

Separation from Common Shares. Initially, the rights will be associated with our common shares and evidenced by common share certificates, which will contain a notation incorporating the rights plan by reference, and will be transferable with and only with the underlying common shares. Subject to certain exceptions, the rights become exercisable and trade separately from our common shares only upon the “distribution date,” which occurs upon the earlier of:

•	10 days following a public announcement that a person or group of persons has become an acquiring person or such earlier date as a majority of our board of directors becomes aware of the existence of an acquiring person (the “share acquisition date”) (unless, prior to the expiration of our right to redeem the rights, such person or group is determined by our board of directors to be an “exempted person”; in which case the share acquisition date will be deemed not to have occurred); or

•	10 business days (or later date if determined by our board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

Until the distribution date, the surrender for transfer of any of our outstanding common shares will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to holders of record of our common shares as of the close of business on the distribution date. From and after the distribution date, the separate rights certificates or book-entry statements alone will represent the rights. Except as otherwise provided in the rights plan, only common shares issued prior to the distribution date will be issued with rights.

Expiration. The rights are not exercisable until the distribution date and, unless earlier redeemed or exchanged by us as described below, will expire upon the earliest of:

•	the close of business on June 1, 2016 (the “Final Expiration Date”);

•	the time at which the rights are redeemed;

•	the time at which the rights are exchanged;

•	the close of business on the effective date of the repeal of Section 382 or any successor statute if our board of directors determines that the rights plan is no longer necessary or desirable for the preservation of certain tax benefits; and

•	the close of business on the first day of our taxable year to which our board of directors determines that certain tax benefits may not be carried forward.

Our board of directors plans to request shareholder approval for a three-year extension of the Final Expiration Date to June 1, 2019 at our 2016 annual meeting of shareholders.

Effects of Triggering Event. If a person or group becomes an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain transferees of an acquiring person, whose rights automatically become null and void) will have the right to receive, upon exercise, common shares having a value equal to two times the exercise price of the right. If an insufficient number of our common shares are available for issuance, then our board of directors is required to substitute cash, reduction in the exercise price, property or other securities of ours for our common shares. The rights may not be exercised following a flip-in event while we have the ability to cause the rights to be redeemed, as described below.

For example, at an exercise price of $50 per right, each right not owned by an acquiring person (or by certain transferees thereof) following a flip-in event would entitle its holder to purchase $100 worth of our common shares (or other consideration, as noted above) for $50. Assuming that our common shares had a per share value of $15 at that time, the holder of each valid right would be entitled to purchase approximately 6.7 common shares for $50.

Exchange. At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of our outstanding common shares, our board of directors may exchange the rights (other than rights owned by the acquiring person and certain transferees thereof which will have become void), in whole or in part, at an exchange ratio of one common share, or, at its option, one one-thousandth of a Series A Preferred Share (or of a share of a class or series of our preferred shares having equivalent rights, preferences and privileges (“equivalent preferred shares”)), per right (subject to adjustment).

Adjustments. The exercise price payable, and the number of preferred shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a share dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares;

•	if holders of the Series A Preferred Shares are granted certain rights, options or warrants to subscribe for Series A Preferred Shares (or equivalent preferred shares) or securities convertible into Series A Preferred Shares (or equivalent preferred shares) at less than the current market price of the Series A Preferred Shares; or

•	upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets or subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional Series A Preferred Shares will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading day prior to the date of exercise.

Redemption. In general, we may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, our common shares or other consideration deemed appropriate by our board of directors) at any time until the earlier of (i) ten days following the share acquisition date and (ii) the Final Expiration Date. Immediately upon the action of our board of directors authorizing any redemption, the rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Shareholder Rights; Tax Effects. Until a right is exercised, its holder will have no rights as our shareholder, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not result in the recognition of taxable income by us or our shareholders, shareholders may, depending upon the circumstances, recognize taxable income after a flip-in event.

Amendment. The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, including, without limitation, to extend the Final Expiration Date of the rights plan and to increase or decrease the purchase price. Once there is an acquiring person, however, no amendment can adversely affect the interests of the holders of the rights.

Depositary Shares

We may elect to offer fractional preferred shares rather than full preferred shares. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred shares. If we offer depositary shares pursuant to these provisions in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred shares to which the depositary shares relate.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Voting Rights

Our Articles of Incorporation require, in addition to any vote required by law, the affirmative vote of the holders of at least 69.3% of the shares voting at a meeting of shareholders in connection with (a) any merger or consolidation of PulteGroup or any subsidiary with any “Interested Shareholder,” as defined therein, or any corporation which is, or after the merger or consolidation would be, an “Affiliate,” as defined therein, of an Interested Shareholder that was an Interested Shareholder prior to the transaction; (b) certain transfers to any Interested Shareholder or Affiliate of an Interested Shareholder, other than PulteGroup or any of our subsidiaries, of any of our assets or any subsidiary which have an aggregate book value of 10% or more of consolidated net worth; (c) certain transfers by us or any subsidiary of “Equity Securities,” as defined therein, of PulteGroup or any subsidiary which have an aggregate market value of 5% or more of the total market value of our outstanding shares to any Interested Shareholder or Affiliate of an Interested Shareholder, other than us or our subsidiaries (subject to certain exceptions); (d) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested Shareholder, (e) any reclassification of securities or recapitalization of PulteGroup, or any merger, consolidation or share exchange by us with any of our subsidiaries which has the effect of increasing the proportionate amount of the outstanding shares of any class of our Equity Securities or Equity Securities of any subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate of an Interested Shareholder (each of the Transactions referred to in clauses (a) through (e), a “Business Combination”); or (f) any agreement, contract or arrangement providing for one or more of the foregoing. An “Interested Shareholder” generally includes any beneficial owner of 10% or more of the voting power of PulteGroup or any Affiliate of ours that at any time within the two year period prior to the date in question was the beneficial owner of 10% or more of the voting power of PulteGroup.

The foregoing supermajority vote is not required if (i) the Board of Directors approves such Business Combination and either the Interested Shareholder has been an Interested Shareholder continuously for at least two years prior to the date of the Board approval or such proposed transaction was approved by the Board prior to the time the Interested Shareholder became an Interested Shareholder or (ii) a majority of the outstanding stock of such other corporation is owned by us or our subsidiaries.

The foregoing supermajority provisions may only be amended by the affirmative vote of 69.3% of the shares voting on the proposed amendment at a meeting of shareholders, in addition to any vote otherwise required by law.

Certain Provisions of the Michigan Business Corporation Act

Chapter 7A of the Michigan Business Corporation Act (“MBCA”) may affect attempts to acquire control of PulteGroup. Pursuant to our Articles of Incorporation, we have expressly elected not to be subject to the provisions of Chapter 7A of the MBCA; however, the Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office. Chapter 7A applies to “Business Combinations,” defined to include, among other transactions, certain mergers, substantial sales of assets or securities and recapitalizations between covered Michigan business corporations or their subsidiaries and an “Interested Shareholder” (generally a beneficial owner of 10% or more of the voting power of the Company’s outstanding voting stock). In general, Chapter 7A requires, for any Business Combination, an advisory statement from the Board of Directors, the approval of holders of at least 90% of each class of the shares entitled to vote and the approval of holders of at least two-thirds of such voting shares not held by the Interested Shareholder, its affiliates and associates. These requirements do not apply, however, where the Interested Shareholder satisfies certain “fair price,” form of consideration and other requirements and at least five years have elapsed after the person involved became an Interested Shareholder. Our Board of Directors has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified Interested Shareholders.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares, or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, amount or number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those amounts or numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the applicable warrant agreement which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per common share and number of common shares may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common shares under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the applicable Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States from time to time (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered debt securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate principal amount of the debt securities offered pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales and Sales Through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

EXPERTS

The consolidated financial statements of PulteGroup, Inc. appearing in PulteGroup, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of PulteGroup, Inc.’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the debt securities, guarantees, warrants, depositary shares, stock purchase contracts and stock purchase units will be passed upon for PulteGroup by Sidley Austin LLP, Chicago, Illinois. The validity of the common shares (and related preferred shares purchase rights) and preferred shares will be passed upon for PulteGroup by Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of PulteGroup. Steven M. Cook owns 241,626 common shares and options to purchase 223,125 common shares of the Company , both directly and as a participant in various stock plans. Certain legal matters related to any guarantees will be passed upon for PulteGroup by Sidley Austin LLP, Chicago, Illinois, Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of PulteGroup unless otherwise specified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The registration statement and these other SEC filings are available to you at the SEC’s website at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may inspect our SEC filings at the New York Stock Exchange, the exchange on which our common shares are listed, at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

The SEC allows us to “incorporate by reference” information in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus. We incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the sections of our Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Shareholders filed with the SEC on March 25, 2015 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 under Items 10, 11, 12, 13 and 14 thereof;

•	our Current Report on Form 8-K filed with the SEC on February 16, 2016;

•	the description of our common shares contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on May 17, 1983, Item 4 of our Registration Statement on Form 8-B filed with the SEC on May 16, 1985 and Item 4 of our Registration Statement on Form 8-B filed with the SEC on December 18, 1987, each pursuant to Section 12 of the Exchange Act; and

•	the description of the preferred shares purchase rights contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on March 6, 2009, as amended by our Registration Statements on Forms 8-A/A filed with the SEC on March 23, 2010 and March 15, 2013.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering, other than any document, portion of a document, information or exhibit that is “furnished” to the SEC (including, without limitation, any information under Item 2.02 or Item 7.01, and any related information “furnished” under Item 9.01, of any Current Report on Form 8-K). Documents incorporated by reference in this prospectus after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus. In that regard, any information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus, any applicable prospectus supplement, any free writing prospectus, or any other document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. You may request copies of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 150

Atlanta, Georgia 30326

(404) 978-6400

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement or related free writing prospectus. We are not making any offer of these securities in any state where the offer is not permitted. We maintain a website at www.pultegroupinc.com. Our website and the information at that site, or connected to that site, is not incorporated into this prospectus, any prospectus supplement, any free writing prospectus or the registration statement of which this prospectus is a part.

$1,000,000,000

PulteGroup, Inc.

$400,000,000 4.250% Senior Notes due 2021

$600,000,000 5.000% Senior Notes due 2027

PROSPECTUS SUPPLEMENT

July 26, 2016

Joint Book-Running Managers

J.P. Morgan			BofA Merrill Lynch
BB&T Capital Markets	Citigroup	SunTrust Robinson Humphrey	Wells Fargo Securities

Co-Managers

Comerica Securities	Mizuho Securities	PNC Capital Markets LLC	US Bancorp
Fifth Third Securities	BNP PARIBAS	TD Securities	Ramirez & Co., Inc.